                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION

                                       OF

                               GILAT-TO-HOME INC.

      GILAT-TO-HOME INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (herein after called the "Corporation"), for the purposes of changing its corporate name, does hereby certify that:

          FIRST: The Certificate of Incorporation of the Corporation is hereby amended so that the first paragraph shall henceforth read in its entirety as follows:

               "FIRST: The name of the corporation is "StarBand Communications Inc." (the "Corporation")."

          SECOND: The Board of Directors of the Corporation, acting by written consent, adopted resolutions declaring advisable the above stated amendment to the Certificate of Incorporation. The stockholders approved by written consent the proposed amendment, whereupon such consent was placed with the minutes of the Corporation and became the evidence of the stockholder action so taken.

          THIRD: The amendment is hereby duly adopted, executed and filed in accordance with Sections 242 and 103, respectively, of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer, this 11th day of September, 2000.

                                             GILAT-TO-HOME INC.

                                             By: /s/ ZUR FELDMAN
                                                -------------------------------
                                             Name: Zur Feldman
                                             Title: Co-Chairman and Chief
                                                    Executive Officer, Director

                                                                    Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GILAT-TO-HOME, INC.

                                    * * * * *

    PURSUANT TO SECTIONS 242 AND 245 OF THE DELAWARE GENERAL CORPORATION LAW

                                    * * * * *


       Gilat-to-Home Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

       1. The certificate of incorporation (the "Original Charter") of the Corporation was filed in the office of the Secretary of State of the State of Delaware on January 11, 2000.

       2. The Original Charter was amended and restated pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware in an amended and restated certificate of incorporation (the "Amended Charter") of the Corporation, which was filed in the office of the Secretary of State of the State of Delaware on March 14, 2000.

       3. The Amended Charter was amended and restated pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware in an amended and restated certificate (the "Second Amended Charter") of the Corporation, which was filed in the office of the Secretary of State of the State of Delaware on April 10, 2000, and all amendments to the Amended Charter reflected in the Second Amended Charter had been duly proposed by the Board of Directors of the Corporation and duly adopted by the stockholders of the Corporation in accordance with the provisions of such Sections.

       4. The Second Amended Charter is hereby further amended and restated pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware and all amendments to the Second Amended Charter reflected herein have been duly proposed by the Board of Directors of the Corporation and duly adopted by the stockholders of the Corporation in accordance with the provisions of such Sections.

       5. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Second Amended Charter of the Corporation. The text of the Second Amended Charter is amended hereby to read as herein set forth in full:

                                      FIRST

       The name of the corporation is Gilat-to-Home Inc. (the "Corporation").

                                     SECOND

       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      THIRD

       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                     FOURTH

       The total number of shares of capital stock which the Corporation shall have the authority to issue is four hundred twenty million (420,000,000), of which one hundred ten million (110,000,000) shares shall be designated as common stock, par value $0.05 per share, and two hundred ninety million (290,000,000) shares as preferred stock, par value $0.05 per share, of which fifty-five million (55,000,000) shall be designated Series A Convertible Preferred Stock, fifty-five million (55,000,000) shall be designated Series A-1 Convertible Preferred Stock, thirty million (30,000,000) shall be designated as Series A-2 Convertible Preferred Stock, one hundred fifty million (150,000,000) shall be designated Series B Convertible Preferred Stock, ten million (10,000,000) shall be designated Series C Convertible Preferred Stock and ten million (10,000,000) shall be designated Series D Preferred Stock, with the terms specified in Annex A attached hereto.

                                      FIFTH

       The board of directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

       The authority of the board of directors with respect to each series shall include, but not be limited to, the determination of the following:

       (i) the number of shares constituting that series and the distinctive designation of that series;

       (ii) the dividend rate (or method of determining such rate) on the shares of that series, any conditions upon which such dividends shall be paid, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (iii) whether that series shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the terms of such voting rights;

         (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

          (v) whether or not the shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions of such sinking fund;

        (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

       (viii) any other relative rights, preferences and limitations of that series.

       Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of common stock with respect to the same dividend period.

       If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                      SIXTH

       The Corporation is to have perpetual existence.

                                     SEVENTH

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                     EIGHTH

       The number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors of the Corporation, but shall be no fewer than four (4) and no greater than fourteen (14).

                                      NINTH

       Any action required or permitted to be taken by the holders of any class or series of capital stock of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents, but only if such written consent or consents are signed by ninety percent (90%) of the holders of the class or series of capital stock entitled to vote on such action.

                                      TENTH

       Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                    ELEVENTH

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     TWELFTH

       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article TWELFTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TWELFTH shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

                                   THIRTEENTH

       The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                                    * * * * *

       IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 24th day of August, 2000.



                                              GILAT-TO-HOME INC._


                                              By: /s/ ZUR FELDMAN
                                                 ------------------------------
                                                 Name: Zur Feldman
                                                 Title: Co-Chairman and Chief
                                                        Executive Officer,
                                                        Director

                                                                        ANNEX A

                 TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK,

                     SERIES A-1 CONVERTIBLE PREFERRED STOCK,

                   SERIES A-2 CONVERTIBLE PREFERRED STOCK AND

                      SERIES B CONVERTIBLE PREFERRED STOCK

                      SERIES C CONVERTIBLE PREFERRED STOCK

                      SERIES D CONVERTIBLE PREFERRED STOCK



       (1) Number and Designation. 55,000,000 shares of the preferred stock, par value $0.05 per share (the "Preferred Stock"), of the Corporation shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 55,000,000 shares of the Preferred Stock shall be designated as Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock"), 30,000,000 shares of the Preferred Stock shall be designated as Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"),150,000,000 shares of the Preferred Stock shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 10,000,000 shares of the Preferred Stock shall be designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock") and 10,000,000 shares of the Preferred Stock shall be designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock") (referred to herein collectively as the "Convertible Preferred Stock") and no other shares of Preferred Stock shall be designated as Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock

       (2) Definitions.


       (a) For purposes of the Convertible Preferred Stock, the following have the meanings indicated:

       "A Relative Junior Securities" means with respect to dividend rights and rights on liquidation, winding-up and dissolution, the Common Stock of the Corporation and all other classes of capital stock or series of preferred stock established, other than the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or to be established, by the Board of Directors, including the Series B Preferred Stock and any rights or options exercisable for or convertible into any such securities of the Corporation but excluding the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       "A-1 Relative Junior Securities" means with respect to dividend rights and rights on liquidation, winding-up and dissolution, the Common Stock of the Corporation and all other classes of capital stock or series of preferred stock established, other than the Series A Preferred

Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or to be established, by the Board of Directors, including the Series B Preferred Stock and any rights or options exercisable for or convertible into any such securities of the Corporation but excluding the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       "A-2 Relative Junior Securities" means with respect to dividend rights and rights on liquidation, winding-up and dissolution, the Common Stock of the Corporation and all other classes of capital stock or series of preferred stock established, other than the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or to be established by the Board of Directors, including the Series B Preferred Stock and any rights or options exercisable for or convertible into any such securities of the Corporation but excluding the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       "B Relative Junior Securities" means the Common Stock of the Corporation and all other classes of capital stock or series of preferred stock established, other than the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or to be established, by the Board of Directors, including any rights or options exercisable for or convertible into any such securities of the Corporation but excluding the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       "Board of Directors" means either the board of directors of the Corporation or any committee of such board of directors duly authorized to perform any responsibilities with respect to the Series A Preferred Stock and Series A-1 Preferred Stock.

       "Bylaws" means the Amended and Restated Bylaws of the Corporation adopted the 14th day of March, 2000.

       "C Relative Junior Securities" means with respect to dividend rights and rights on liquidation, winding-up and dissolution, the Common Stock of the Corporation and all other classes of capital stock or series of preferred stock established, other than the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or to be established, by the Board of Directors, including the Series B Preferred Stock and any rights or options exercisable for or convertible into any such securities of the Corporation but excluding the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Corporation filed in the office of the Secretary of State of the State of Delaware on June ____, 2000.

       "Closing Price" of the Common Stock on any day means either (i) the last reported per share sale price of the Common Stock on such day, or, in case no such sale takes place on such day, the average of the reported closing per share bid and ask prices of the Common Stock on such day, in each case on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if the Common Stock is not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and ask prices of the Common Stock on such day in the over-the-counter market as reported by a generally accepted national quotation service or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or (ii) if not so available in any such manner, as otherwise determined at the relevant time in good faith by the Board of Directors.

       "Common Stock" means the common stock, par value $0.05 per share, of the Corporation.

       "Company Supply Agreement" means the Broadband Access Services Supply Agreement, dated as of February 15, 2000, between MSN and the Corporation.

       "Conversion Date" has the meaning set forth in paragraph A(4)(a)(ii).

       "Convertible Preferred Stock" has the meaning set forth in paragraph (1).

       "Corporation" means Gilat-to-Home Inc., a Delaware corporation.

       "Current Market Price" on any date in question means, with respect to any adjustment in the Conversion Rate as set forth herein, (a) prior to the earlier of the date on which the Corporation becomes subject to the periodic reporting requirements of Section 13 of the Exchange Act and the date on which a Public Offering occurs, the Fair Market Value of the Common Stock and (b) from and after the date on which the Corporation becomes subject to the periodic reporting requirements of Section 13 of the Exchange Act or the date on which a Public Offering occurs, the arithmetic average of the daily Closing Prices for the Common Stock for the 20 consecutive Trading Days (or such fewer number of days as shall have transpired from the earlier to occur of the date on which the Corporation has become subject to the periodic reporting requirement of Section 13 of the Exchange and the date on which the Public Offering occurred) ending on the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Rate and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction; provided, further, that if both of clauses (i) and (ii) of the immediately preceding proviso apply, an adjustment pursuant to only one of such clauses shall be made.

       "D Relative Junior Securities" means with respect to dividend rights and rights on liquidation, winding-up and dissolution, the Common Stock of the Corporation and all other classes of capital stock or series of preferred stock established, other than the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or to be established, by the Board of Directors, including the Series B Preferred Stock and any rights or options exercisable for or convertible into any such securities of the Corporation but excluding the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       "Dividend Payment Date" means the annual anniversary date of the applicable Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Trading Day, the dividend payment due on such Dividend Payment Date shall be paid on the Trading Day immediately following such Dividend Payment Date.

       "Event of Default" means (i) with respect to the Series A Preferred Stock, any breach by the Corporation of its obligations under the Company Supply Agreement, Investment Agreement, Gilat Supply Agreement, Performance Guarantee or under the terms of the Series A Preferred Stock, (ii) with respect to the Series A-1 Preferred Stock, any breach by the Corporation of its obligations under the Other Investment Agreement or under the terms of the Series A-1 Preferred Stock, (iii) with respect to the Series A-2 Preferred Stock, any breach by the Corporation of its obligations under the Other Investment Agreement or under the terms of the Series A-2 Preferred Stock, (iv) with respect to the Series B Preferred Stock, any breach by the Corporation of its obligations under the Company Supply Agreement, Investment Agreement, Gilat Supply Agreement, Performance Guarantee or under the terms of the Series B Preferred Stock, (v) with respect to the Series C Preferred Stock, any breach by the Corporation of its obligations under the Common Stock Purchase Warrant, dated as of June 26, 2000, by and among the Corporation and Bank Leumi USA (the "Warrant Agreement") and or under the terms of the Series C Preferred Stock and
(vi) with respect to the Series D Preferred Stock, any breach of the Corporation of its obligations under the Debt Conversion Letter, dated as of June 26, 2000, by and among the Corporation and Bank Leumi USA (the "Debt Conversion Letter") or under the terms of the Series D Preferred Stock.

       "Ex Date" means (i) when used with respect to any dividend, distribution or issuance, the first date on which the of Common Stock trades on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades on such exchange or in such market after the time at which holders of the Common Stock may not participate in such subdivision or combination, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades on such exchange or in such market after holders of the Common Stock may not participate in such tender or exchange and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

       "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

       "Fair Market Value" means the fair market value of any security or asset of the Corporation as of the date in question (determined in the manner set forth in paragraphs A(4)(l),

B(4)(l), C(4)(l), D(4)(l), E(4)(1) or F(4)(1), as applicable) that would have been paid by a willing buyer to a willing seller in an arm's-length negotiation, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of all relevant facts and taking into account all relevant circumstances and information, including market treatment of similar businesses, historical operating results and projections for future periods.

       "Fundamental Change" means any transaction or event pursuant to which more than 50% of the Common Stock shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property (whether by means of a tender or exchange offer, reclassification, consolidation, merger, sale or other disposition of all or substantially all of the assets of the Corporation, compulsory share exchange, liquidation or otherwise). In the case of a series of events or transactions resulting in a Fundamental Change, for purposes of adjusting conversion rights as set forth herein, such Fundamental Change shall be deemed to have occurred when an aggregate of more than 50% of the Common Stock of the Corporation shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property, and the adjustment shall be based upon the highest consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property.

       "Gilat Supply Agreement" means the Agreement relating to Gilat Supply Agreements executed on February 15, 2000, as amended from time to time in accordance with its terms.

       "Holder" means a Person in whose name a share of Convertible Preferred Stock is registered, as shown on the stock transfer books of the Corporation.

       "Investment Agreement" means the Investment Agreement, dated as of February 15, 2000, by and among Spacenet Inc., the Corporation, Microsoft G-Holdings, Inc. and Microsoft Corporation, as amended from time to time in accordance with its terms.

       "Issue Date" means, with respect to each series of Convertible Preferred Stock, the first date on which shares of such series of Convertible Preferred Stock are issued.

       "MSN" means the Microsoft Network L.L.C., a limited liability company organized under the laws of Delaware.

       "Other Investment Agreement" means the Investment Agreement, dated as of March 30, 2000, by and among Spacenet Inc., the Corporation, EchoStar Communications Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC and FS Parallel Fund L.P., as amended from time to time in accordance with its terms.

       "Per Share Premium Amount" means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Underlying Shares.

       "Performance Guarantee" means the guarantee of performance and payment undertaken by Gilat Satellite Networks Ltd. in favor of MSN and Microsoft G-Holdings, Inc., as amended from time to time in accordance with its terms, the form of which is attached as Annex E to the Company Supply Agreement.

       "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

       "Post-Tender Offer Number of Underlying Shares" means, with respect to any tender or exchange offer in respect of Common Stock, the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) minus the number of shares of Common Stock acquired pursuant thereto.

       "Preferred Stock" has the meaning set forth in paragraph (1) hereof.

       "Premium Amount" means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

       "Public Offering" has the meaning set forth in paragraph A(4) hereof.

       "Securities Act" means the United States Securities Act of 1933, as amended.

       "Separation Event" has the meaning set forth in the definition of the term "Stapled Securities."

       "Series A Additional Shares" has the meaning set forth in paragraph A(2) hereof.

       "Series A Conversion Price" has the meaning set forth in paragraph A(4) hereof.

       "Series A Conversion Rate" has the meaning set forth in paragraph A(4) hereof.

       "Series A Liquidation Preference" has the meaning set forth in paragraph A(3)(a).

       "Series A Preferred Stock" has the meaning set forth in paragraph (1) hereof.

       "Series A-1 Additional Shares" has the meaning set forth in paragraph B(2) hereof.

       "Series A-1 Conversion Price" has the meaning set forth in paragraph B(4) hereof.

       "Series A-1 Conversion Rate" has the meaning set forth in paragraph B(4) hereof.

       "Series A-1 Liquidation Preference" has the meaning set forth in paragraph B(3)(a) hereof.

       "Series A-1 Preferred Stock" has the meaning set forth in paragraph (1) hereof.

       "Series A-2 Additional Shares" has the meaning set forth in paragraph C(2) hereof.

       "Series A-2 Conversion Price" has the meaning set forth in paragraph C(4) hereof.

       "Series A-2 Conversion Rate" has the meaning set forth in paragraph C(4) hereof.

       "Series A-2 Liquidation Preference" has the meaning set forth in paragraph C(3)(a) hereof.

       "Series A-2 Preferred Stock" has the meaning set forth in paragraph (1) hereof.

       "Series B Additional Shares" has the meaning set forth in paragraph D(2) hereof.

       "Series B Conversion Price" has the meaning set forth in paragraph D(4) hereof.

       "Series B Conversion Rate" has the meaning set forth in paragraph D(4) hereof.

       "Series B Liquidation Preference" has the meaning set forth in paragraph D(3)(a) hereof.

       "Series B Preferred Stock" has the meaning set forth in paragraph (1) hereof.

       "Series C Additional Shares" has the meaning set forth in paragraph E(2) hereof.

       "Series C Conversion Price" has the meaning set forth in paragraph E(4) hereof.

       "Series C Conversion Rate" has the meaning set forth in paragraph E(4) hereof.

       "Series C Liquidation Preference" has the meaning set forth in paragraph E(3)(a) hereof.

       "Series C Preferred Stock" has the meaning set forth in paragraph (1) hereof.

       "Series D Additional Shares" has the meaning set forth in paragraph F(2) hereof.

       "Series D Conversion Price" has the meaning set forth in paragraph F(4) hereof.

       "Series D Conversion Rate" has the meaning set forth in paragraph F(4) hereof.

       "Series D Liquidation Preference" has the meaning set forth in paragraph F(3)(a) hereof.

       "Series D Preferred Stock" has the meaning set forth in paragraph (1) hereof.


       "Stapled Securities" means securities issued under any plan or agreement providing in substance that, until such securities are redeemed or the rights thereunder are otherwise terminated or a specified event occurs (a "Separation Event"), (i) a specified number of such securities will appertain to each share of Common Stock then issued or to be issued in the future (including shares issued upon conversion of shares of Securities) and (ii) each such security will be evidenced or represented by the certificate representing the share of Common Stock to which it appertains and will automatically trade with such share.

       "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of April 10, 2000, by and among Spacenet Inc., the Corporation, Microsoft G-Holdings, Inc., EchoStar Communications Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC, FS Parallel Fund L.P. and Gilat Satellite Networks Ltd, as amended from time to time in accordance with its terms.

       "Tender Consideration" means, with respect to any tender or exchange offer, the aggregate of the cash plus the Fair Market Value of all non-cash consideration paid in respect of such tender or exchange offer.

       "Trading Day" means a day on which securities are traded on the securities exchange or quotation system or in the over-the-counter market on which the Common Stock is then listed used to determine Closing Prices for the Common Stock.

       Other terms may be defined elsewhere herein and, unless otherwise indicated, shall have such respective meanings indicated throughout this Annex A to the Certificate of Incorporation.

       (i) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Annex A to the Certificate of Incorporation, shall refer to this Annex A to the Certificate of Incorporation as a whole and not to any particular provision of this Annex A to the Certificate of Incorporation.

      (ii) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

     (iii) References herein to a specific paragraph, clause or subclause shall refer, respectively, to paragraphs, clauses or subclauses of this Annex A to the Certificate of Incorporation, unless the express context otherwise requires.

      (iv) The words "include," "includes" and "including" when used in this Annex A to the Certificate of Incorporation, shall be deemed to be followed by the words "without limitation."

       A.   SERIES A CONVERTIBLE PREFERRED STOCK

       (1) Rank. The Series A Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding-up and dissolution, equal and on parity with the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and senior to the A Relative Junior Securities.

       (2) Dividends and Distributions. (a) The Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends,
 .12 additional shares of Series A Preferred Stock per annum per full share of Series A Preferred Stock issued and outstanding ("Series A Additional Shares"). Such dividends shall be payable on each Dividend Payment Date, and if the date of the Public Offering shall be any day other than a Dividend Payment Date, immediately prior to the Public Offering (in an amount equal to the number of Series A Additional Shares that would payable on the next Dividend Payment Date multiplied by a fraction the numerator of which shall be the number of days elapsed since the preceding Dividend Payment Date and the denominator of which shall be 365). Dividends on the Series A Preferred Stock shall be cumulative from the Issue Date (except that dividends on Series A Additional Shares shall accrue from the date such Series A Additional Shares are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared). Such dividends shall be payable to the Holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividends. Upon the declaration of such dividends (other than dividends payable immediately prior to a Public Offering), the Board of Directors shall fix the relevant Dividend Payment Date as the record date for such dividend.

       (b) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than Series A-1 Additional Shares, Series A-2 Additional Shares, Series B Additional Shares, Series C Additional Shares, Series D Additional Shares and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, A Relative Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon A Relative Junior Securities, nor shall any A Relative Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for A Relative Junior Securities).

       (c) The Holders of the Series A Preferred Stock shall be entitled to receive other dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, in a sum sufficient for the payment of, the dividend or distribution such Holder would have been entitled to receive if such Holder had converted its shares of Series A Preferred Stock immediately prior to the declaration of any dividend or distribution on any class or series of capital stock of the Corporation, as the case may be, on all of the then outstanding shares of Series A Preferred Stock prior to the payment of any dividend or distribution on any A Relative Junior Securities (any such declaration being subject to the approval of the Holders of the Series A Preferred Stock as provided in paragraph A(5) hereof); provided, that with respect to dividends or distributions payable in shares of Common Stock, the Holders of Series A Preferred Stock shall not be entitled to such dividends or distribution, but the Series A Conversion Rate shall be adjusted following such dividend or distribution in accordance with the terms hereof.

       (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of A Relative Junior Securities, the Holders of the shares of Series A Preferred Stock shall, at their sole election, be entitled to receive $1 per share of Series A Preferred Stock (the "Series A Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of

Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of shares of Series A-2 Preferred Stock, the Holders of the shares of Series C Preferred Stock and the Holders of the shares of Series D Preferred Stock shall be insufficient to pay in full the aggregate of the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series A-2 Liquidation Preference, the Series C Liquidation Preference and the Series D Liquidation Preference, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series A Preferred Stock, the Holders of shares of Series A-1 Preferred Stock, the Holders of shares of the Series A-2 Preferred Stock, the Holders of the shares of Series C Preferred Stock and the Holders of the shares of Series D Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock if all amounts payable thereon were paid in full.

       (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as provided in this paragraph A(3), paragraph B(3), paragraph C(3), paragraph E(3) and paragraph F(3), any other series or class or classes of A Relative Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be entitled to share therein.

       (c) If an Event of Default occurs and is continuing, then and in every such case the Holders of a majority of the outstanding shares of Series A Preferred Stock have the right upon written notice delivered to the Corporation to cause the Series A Liquidation Preference for each share of Series A Preferred Stock to be paid to the Holder of each such share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution. The right to accelerate the Series A Preferred Stock provided by the foregoing sentence shall be in addition to other remedies available to the Holders, whether in law or at equity.

       (4) Conversion. (a)(i) A Holder of shares of Series A Preferred Stock shall have the right at any time and from time to time, at the option of the Holder, subject to and upon compliance with the provisions of this paragraph A(4), to convert any or all outstanding shares of Series A Preferred Stock held by such Holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such conversion to be made in the manner provided in this paragraph A(4). The number of shares of Common Stock deliverable upon conversion of each share of Series A Preferred Stock shall be equal to $1 divided by $5 ($5 as adjusted as provided herein shall be the "Series A Conversion Price" and such quotient being the "Series A Conversion Rate") (calculated as to each conversion to the nearest 1/100th of a share of Common Stock). The Series A Conversion Price and Series A Conversion Rate is subject to adjustment from time to time pursuant to this paragraph A(4). Upon conversion of any share of Series A Preferred Stock, the Holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

      (ii) In order to exercise the conversion rights accorded in paragraph A(4)(a)(i), the Holder of a share or shares Series A Preferred Stock shall surrender to the Corporation the certificate or certificates evidencing the share or shares of Series A Preferred Stock to be converted, duly endorsed or assigned to the Corporation or in blank, accompanied by a completed and signed written notice of election to convert, specifying the number of shares of Series A Preferred Stock to be converted, together with the name or names, if other than the Holder (subject to the terms of the Stockholders' Agreement), in which the shares of Common Stock should be issued upon conversion and to whom any cash in lieu of fractional shares shall be paid. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the notice of conversion was delivered by the Holder (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date.

     (iii) As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day preceding the Conversion Date). Upon conversion of only a portion of the shares of Series A Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the Holder thereof. Upon the surrender of certificates representing shares of Series A Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts pursuant to this paragraph A(4).

       (b) (i) Unless already converted, each share of Series A Preferred Stock then outstanding shall be converted into the number of fully-paid and non-assessable shares of Common Stock into which such share of Series A Preferred Stock is then convertible as determined in accordance with paragraph A(4)(a)(i) hereof, automatically and without further action, immediately upon the consummation by the Corporation of a primary public offering and sale of shares of Common Stock and contemporaneously therewith the Holders of shares of Series A Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such Holder's shares of Series A Preferred Stock were converted, where the public offering is made pursuant to an effective registration under the Securities Act on Form S-1, or any successor form thereto, pursuant to which the gross proceeds to the Corporation are not less than $40,000,000 (a "Public Offering"), in which case the conversion shall be deemed to have occurred contemporaneously with the consummation of such Public Offering.

      (ii) Following the conversion of the outstanding shares of Series A Preferred Stock pursuant to paragraph A(4)(b)(i) hereof, the holders of such converted shares shall surrender the certificates formerly representing such shares to the Corporation or any transfer agent for the Common Stock. Thereupon, the Corporation shall, or shall cause its transfer agent, to issue and promptly deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day of such conversion).

       (c) If appropriate or if the certificate or certificates evidencing the converted shares of Series A Preferred Stock were so legended or if required by the terms of the Stockholders' Agreement, shares of Common Stock delivered upon any conversion of shares of Series A Preferred Stock shall bear a restrictive legend as set forth in the Stockholders' Agreement and shall be subject to the restrictions on transfer referenced in such legend and in the Stockholders' Agreement.

       (d) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock to the Holder on conversion of shares of Series A Preferred Stock.

       (e) In case:

              (i) the Corporation shall authorize any transaction that would require an adjustment to the Series A Conversion Rate; or

              (ii) the Corporation shall authorize any Fundamental Change; or

              (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the Holders, at their last known addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days (or, in the case of a transaction referred to in clauses (ii), (iv) or (v) of paragraph A(4)(f), 10 days) prior to the applicable record, expiration, issuance or consummation date hereinafter specified, a notice stating (x) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution, (y) the date of expiration of the applicable tender or exchange offer or (z) the date on which the applicable Fundamental Change (other than a tender or exchange offer), if any, is expected to be consummated, as the case may be (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (f) The Series A Conversion Rate shall be adjusted from time to time as a result of the following adjustments to the Series A Conversion Price:

              (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock (other than any such dividend or other distribution of Stapled Securities), the Series A Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Series A Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares constituting such dividend or other distribution of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Series A Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Corporation, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Corporation shall issue rights or warrants (other than pursuant to a distribution of rights under a shareholder rights plan of the Corporation in customary form or a dividend reinvestment plan or a distribution of Stapled Securities) to all or substantially all holders of Common Stock (whether by dividend or in a merger or otherwise) entitling them, for a period of not more than 45 days from issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Series A Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Series A Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph A(4)(f)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Series A Conversion Price shall be readjusted at the time of such expiration to the Series A Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) In case outstanding shares of Common Stock shall be subdivided (including by split) into a greater number of shares of Common Stock, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock (including by reverse split), the Series A Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately adjusted, in each case, so that the Holder of a share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive as a result of such combination or subdivision (without taking into account any other adjustment hereunder) the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any such subdivision or combination had such share of Series A Preferred Stock been converted immediately prior to the date upon which such subdivision or combination becomes effective. An adjustment made pursuant to this paragraph A(4)(f)(iii) shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any such event shall occur.

              (iv) In case the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer (other than an odd lot offer) involving consideration in excess of 100% of the Current Market Price for all or any portion of Common Stock, the Series A Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be adjusted by multiplying such Series A Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration. Such adjustment shall be made successively whenever any such event shall occur.

              (v) In case the Corporation shall, by dividend or otherwise, make a distribution referred to in clauses (i) or (iii) of this paragraph A(4)(f), each Holder of a share or shares of Series A Preferred Stock converting such Series A Preferred Stock subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Series A Conversion Price adjustment in respect of such distribution shall be entitled to receive in addition to the shares of Common Stock otherwise received upon conversion, on the date of the effectiveness of such Series A Conversion Price adjustment, such number of shares of Common Stock as are equal to (x) the number of shares of Common Stock such Holder would have received had he or she converted such shares of Series A Preferred Stock after the effectiveness of such Series A Conversion Price adjustment minus (y) the number of shares of Common Stock otherwise received by such Holder on the conversion of such shares of Series A Preferred Stock.

              (vi) Except when an adjustment of the Series A Conversion Price is required pursuant to paragraph A(4)(f)(ii) hereof, in case the Corporation shall issue securities which provide at any time a right to purchase, convert into or otherwise acquire Common Stock at a price per share of Common Stock (or at a conversion rate which results in an effective conversion price) (the "Diluted Price") less than the Series A Conversion Price in effect from time to time, the Series A Conversion Price shall be adjusted by multiplying such Series A Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock which the aggregate amount of purchase price payable pursuant to the securities with the Diluted Price would purchase if the purchase price for such Common Stock were equal to the Series A Conversion Price in effect on the day the Diluted Price is determined and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock purchasable, convertible into or otherwise acquirable pursuant to the securities with the Diluted Price, such adjustment to become effective immediately after the opening of business on the day following the day the Diluted Price is determined. For purposes of this paragraph A(4)(f)(vi), the issuance of rights or warrants to subscribe for any securities described in the preceding sentence shall be deemed to be the issuance of securities described in such sentence; such adjustment shall be made successively whenever any such event shall occur.

              (vii) Subject to applicable regulatory approvals, the Corporation may make with the consent of the Holders such adjustments in the Series A Conversion Rate and the Series A Conversion Price, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              (viii) Whenever the Series A Conversion Rate and the Series A Conversion Price are adjusted as a result of or pursuant to the preceding paragraphs, the Corporation shall mail to the Holders a notice of the adjustment at least fifteen days prior to the date the adjusted Series A Conversion Rate and the Series A Conversion Price takes effect, and such notice shall state the adjusted Series A Conversion Rate and the Series A Conversion Price and the period each will be in effect.

              (ix) The Corporation may not engage in any transaction if, as a result thereof, the Series A Conversion Price would be reduced below the par value per share of the Common Stock.

              (x) No adjustment in the Series A Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series A Conversion Rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (xi) Whenever the Series A Conversion Price is adjusted as herein provided the Corporation shall promptly following such adjustment (and in no event later than 10 Business Days thereafter) compute the adjusted Series A Conversion Price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted Series A Conversion Price and resulting Series A Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the books of the Corporation and a copy thereof shall be delivered to the Holders.

              (xii) If any action would require adjustment of the Series A Conversion Price or the property into which shares of Series A Preferred Stock are convertible pursuant to more than one of the provisions described in this paragraph in a manner such that such adjustments are duplicative, only one adjustment shall be made.

       (g) Prior to a Separation Event with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares of Common Stock.

       (h) Each Holder of shares of Series A Preferred Stock who converts any shares of Series A Preferred Stock after a Separation Event with respect to any Stapled Securities shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, such additional shares of Common Stock as are equal to the Fair Market Value at the time of conversion of the rights to which such Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if such Holder had converted such shares of Series A Preferred Stock immediately before such Separation Event. Such adjustment shall be made successively whenever any such event shall occur.

       (i) In the event that the Corporation shall be a party to any Fundamental Change, then lawful provisions shall be made as part of the terms of such Fundamental Change whereby the Corporation or the Person formed by the applicable consolidation or resulting from the applicable merger or which acquires the applicable assets or the Corporation's shares, as the case may be, pursuant to such Fundamental Change, is required to assume the obligations hereunder, and such adjustments, including in the Series A Conversion Price and the Series A Conversion Rate , shall be made as are equitable so as to preserve to the Holder the rights and benefits inherent in the Series A Preferred Stock and so as to reflect the inability of the Holder to participate in any premium inherent in a Fundamental Change on the same basis as any holder of Common Stock. The Corporation further agrees that it will not be a party to or permit such Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive Fundamental Changes.

       (j) If the conversion rights of Holders of shares of Series A Preferred Stock shall be adjusted pursuant to any of the preceding three paragraphs, then the Corporation shall mail to the Holders of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, within 5 Business Days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

       (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph A(4)(k) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

       (l) Fair Market Value shall be determined in good faith by the Board of Directors; provided, however, that the Holders of a majority of the shares of the Series A Preferred Stock may elect to have Fair Market Value determined by a nationally or internationally recognized investment bank (the "Appraiser"), such election to be in writing and delivered to the Corporation within 20 days after the Holders' receipt of the notice provided for in paragraph A(4)(e) hereof. The Appraiser shall be selected, as soon as practicable but no later than ten Business Days after the Holders elect to request a third party appraisal, by a designee of the Holders, a designee of the Corporation and a third party jointly selected by the designees of Holders and the Corporation. The Appraiser so selected shall determine the Fair Market Value as soon as practicable but not later than 30 days after its selection. The fees of the Appraiser shall be borne by the Corporation.

       (5) Voting Rights. Except as set forth in this paragraph A(5) and required by applicable law, the Holders of the issued and outstanding shares of the Series A Preferred Stock have no voting rights. For so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative consent or approval of Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, given at a meeting called for such purposes or by written consent:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Corporation in any manner that would adversely affect the rights, preferences, powers and privileges of the Series A Preferred Stock, it being, understood that any amendment of the Certificate of Incorporation or Bylaws of the Corporation to increase the number of directors comprising the full Board of Directors or to afford any stockholder of the Corporation preemptive rights (or enter into any agreement granting such rights to a third party) shall be deemed to adversely affect the rights, preferences, powers and privileges of the Series A Preferred Stock;

              (ii) reclassify the shares of Common Stock or any class or series of capital stock of the Corporation hereafter created into any shares of any class or series of capital stock of the Corporation that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series A Preferred Stock;

              (iii) except as specified in the Stockholders' Agreement as being permitted to be granted under employee benefit plans of the Corporation, as specified in the Stockholders' Agreement as being required to be issued on each Dividend Payment Date following the issuance by the Corporation of shares of capital stock of the Corporation that by their terms are entitled to receive dividends payable in shares of capital stock (other than Common Stock, Series A Additional Shares, Series A-1 Additional Shares, Series A-2 Additional Shares, Series B Additional Shares, Series C Additional Shares and Series D Additional Shares), for the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and Common Stock issued or issuable upon conversion of the Convertible Preferred Stock, issue any class or series of capital stock of the Corporation (or rights, options or warrants to purchase or otherwise acquire any such capital stock of the Corporation or notes, debentures or obligations convertible into any such capital stock);

              (iv) adopt an agreement relating to, or otherwise authorize consummation of, or consummate, a recapitalization, reorganization, merger, consolidation or similar business combination transaction involving the Corporation or a sale or other transfer of all or substantially all of the assets of the Corporation;

              (v) except as set forth in paragraphs A(2), B(2), C(2), D(2), E(2) and F(2) hereof, declare or pay any dividend or make any distribution of assets on any series or class of capital stock of the Corporation whether in existence as of the date of adoption of the Certificate of Incorporation or hereafter created (other than pro-rata dividends of Common Stock on the Common Stock or stock splits); or

              (vi) take any action, or refrain from taking any action, which could reasonably be expected to adversely affect the rights, preferences, powers and privileges of the Series A Preferred Stock.

       B.     SERIES A-1 CONVERTIBLE PREFERRED STOCK

       (1) Rank. The Series A-1 Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding-up and dissolution, equal and on parity with the Series A Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and senior to the A-1 Relative Junior Securities.

       (2) Dividends and Distributions. (a) The Holders of shares of Series A-1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, .12 additional shares of Series A-1 Preferred Stock per annum per full share of Series A-1 Preferred Stock issued and outstanding ("Series A-1 Additional Shares"). Such dividends shall be payable on each Dividend Payment Date, and if the date of the Public Offering shall be any day other than a Dividend Payment Date, immediately prior to the Public Offering (in an amount equal to the number of Series A-1 Additional Shares that would payable on the next Dividend Payment Date multiplied by a fraction the numerator of which shall be the number of days elapsed since the preceding Dividend Payment Date and the denominator of which shall be 365). Dividends on the Series A-1 Preferred Stock shall be cumulative from the Issue Date (except that dividends on Series A-1 Additional Shares shall accrue from the date such Series A-1 Additional Shares are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared). Such dividends shall be payable to the Holders of record of shares of the Series A-1 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividends. Upon the declaration of such dividends (other than dividends payable immediately prior to a Public Offering), the Board of Directors shall fix the relevant Dividend Payment Date as the record date for such dividend.

       (b) So long as any shares of the Series A-1 Preferred Stock are outstanding, no dividends (other than Series A Additional Shares, Series A-2 Additional Shares, Series B Additional Shares, Series C Additional Shares, Series D Additional Shares and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, A-1 Relative Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon A-1 Relative Junior Securities, nor shall any A-1 Relative Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for A-1 Relative Junior Securities).

       (c) The Holders of the Series A-1 Preferred Stock shall be entitled to receive other dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, in a sum sufficient for the payment of, the dividend or distribution such Holder would have been entitled to receive if such Holder had converted its shares of Series A-1 Preferred Stock immediately prior to the declaration of any dividend or distribution on any class or series of capital stock of the Corporation, as the case may be, on all of the then outstanding shares of Series A-1 Preferred Stock prior to the payment of any dividend or distribution on any A-1 Relative Junior Securities (any such declaration being subject to the approval of the Holders of the Series A-1 Preferred Stock as provided in paragraph B(5) hereof); provided, that with respect to dividends or distributions payable in shares of Common Stock, the Holders of Series A-1 Preferred Stock shall not be entitled to such dividends or distribution, but the Series A-1 Conversion Rate shall be adjusted following such dividend or distribution in accordance with the terms hereof.

       (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of A-1 Relative Junior Securities, the Holders of the shares of Series A-1 Preferred Stock shall, at their sole election, be entitled to receive $1 per share of Series A-1 Preferred Stock (the "Series A-1 Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Series A-1 Preferred Stock, the Holders of shares of Series A Preferred Stock, the Holders of shares of Series A-2 Preferred Stock, the Holders of the shares of Series C Preferred Stock and the Holders of the shares of Series D Preferred Stock shall be insufficient to pay in full the aggregate of the Series A-1 Liquidation Preference, Series A Liquidation Preference, the Series A-2 Liquidation Preference, the Series C Liquidation Preference and the Series D Liquidation Preference, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series A-1 Preferred Stock, the Holders of shares of Series A Preferred Stock, the Holders of shares of the Series A-2 Preferred Stock, the Holders of the shares of Series C Preferred Stock and the Holders of the shares of Series D Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A-1 Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock if all amounts payable thereon were paid in full.

       (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the Series A-1 Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as provided in this paragraph B(3), paragraph A(3) and paragraph C(3), paragraph E(3) and paragraph F(3), any other series or class or classes of A-1 Relative Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series A-1 Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be entitled to share therein.

       (c) If an Event of Default occurs and is continuing, then and in every such case the Holders of a majority of the outstanding shares of Series A-1 Preferred Stock have the right upon written notice delivered to the Corporation to cause the Series A-1 Liquidation Preference for each share of Series A-1 Preferred Stock to be paid to the Holder of each such share of Series A-1 Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution. The right to accelerate the Series A-1 Preferred Stock provided by the foregoing sentence shall be in addition to other remedies available to the Holders, whether in law or at equity.

       (4) Conversion. (a)(i) A Holder of shares of Series A-1 Preferred Stock shall have the right at any time and from time to time, at the option of the Holder, subject to and upon compliance with the provisions of this paragraph B(4), to convert any or all outstanding shares of Series A-1 Preferred Stock held by such Holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such conversion to be made in the manner provided in this paragraph B(4). The number of shares of Common Stock deliverable upon conversion of each share of Series A-1 Preferred Stock shall be equal to $1 divided by $5 ($5 as adjusted as provided herein shall be the "Series A-1 Conversion Price" and such quotient being the "Series A-1 Conversion Rate") (calculated as to each conversion to the nearest 1/100th of a share of Common Stock). The Series A-1 Conversion Price and Series A-1 Conversion Rate is subject to adjustment from time to time pursuant to this paragraph B(4). Upon conversion of any share of Series A-1 Preferred Stock, the Holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

      (ii) In order to exercise the conversion rights accorded in paragraph B(4)(a)(i), the Holder of a share or shares Series A-1 Preferred Stock shall surrender to the Corporation the certificate or certificates evidencing the share or shares of Series A-1 Preferred Stock to be converted, duly endorsed or assigned to the Corporation or in blank, accompanied by a completed and signed written notice of election to convert, specifying the number of shares of Series A-1 Preferred Stock to be converted, together with the name or names, if other than the Holder (subject to the terms of the Stockholders' Agreement), in which the shares of Common Stock should be issued upon conversion and to whom any cash in lieu of fractional shares shall be paid. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date.

     (iii) As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day preceding the Conversion Date). Upon conversion of only a portion of the shares of Series A-1 Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the Holder thereof. Upon the surrender of certificates representing shares of Series A-1 Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts pursuant to this paragraph B(4).

       (b) (i) Unless already converted, each share of Series A-1 Preferred Stock then outstanding shall be converted into the number of fully-paid and non-assessable shares of Common Stock into which such share of Series A-1 Preferred Stock is then convertible as determined in accordance with paragraph B(4)(a)(i) hereof, automatically and without further action, immediately upon the consummation by the Corporation of a Public Offering and contemporaneously therewith the Holders of shares of Series A-1 Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such Holder's shares of Series A-1 Preferred Stock were converted.

      (ii) Following the conversion of the outstanding shares of Series A-1 Preferred Stock pursuant to paragraph B(4)(b)(i) hereof, the holders of such converted shares shall surrender the certificates formerly representing such shares to the Corporation or any transfer agent for the Common Stock. Thereupon, the Corporation shall, or shall cause its transfer agent, to issue and promptly deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day of such conversion).

       (c) If appropriate or if the certificate or certificates evidencing the converted shares of Series A-1 Preferred Stock were so legended or if required by the terms of the Stockholders' Agreement, shares of Common Stock delivered upon any conversion of shares of Series A-1 Preferred Stock shall bear a restrictive legend as set forth in the Stockholders' Agreement and shall be subject to the restrictions on transfer referenced in such legend and in the Stockholders' Agreement.

       (d) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock to the Holder on conversion of shares of Series A-1 Preferred Stock.

       (e) In case:

              (i) the Corporation shall authorize any transaction that would require an adjustment to the Series A-1 Conversion Rate; or

              (ii) the Corporation shall authorize any Fundamental Change; or

              (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the Holders, at their last known addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days (or, in the case of a transaction referred to in clauses (ii), (iv) or (v) of paragraph B(4)(f), 10 days) prior to the applicable record, expiration, issuance or consummation date hereinafter specified, a notice stating (x) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution, (y) the date of expiration of the applicable tender or exchange offer or (z) the date on which the applicable Fundamental Change (other than a tender or exchange offer), if any, is expected to be consummated, as the case may be (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (f) The Series A-1 Conversion Rate shall be adjusted from time to time as a result of the following adjustments to the Series A-1 Conversion Price:

              (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock (other than any such dividend or other distribution of Stapled Securities), the Series A-1 Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Series A-1 Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares constituting such dividend or other distribution of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Series A-1 Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Corporation, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Corporation shall issue rights or warrants (other than pursuant to a distribution of rights under a shareholder rights plan of the Corporation in customary form or a dividend reinvestment plan or a distribution of Stapled Securities) to all or substantially all holders of Common Stock (whether by dividend or in a merger or otherwise) entitling them, for a period of not more than 45 days from issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Series A-1 Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Series A-1 Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph B(4)(f)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Series A-1 Conversion Price shall be readjusted at the time of such expiration to the Series A-1 Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) In case outstanding shares of Common Stock shall be subdivided (including by split) into a greater number of shares of Common Stock, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock (including by reverse split), the Series A-1 Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately adjusted, in each case, so that the Holder of a share of Series A-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive as a result of such combination or subdivision (without taking into account any other adjustment hereunder) the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any such subdivision or combination had such share of Series A-1 Preferred Stock been converted immediately prior to the date upon which such subdivision or combination becomes effective. An adjustment made pursuant to this paragraph B(4)(f)(iii) shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any such event shall occur.

              (iv) In case the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer (other than an odd lot offer) involving consideration in excess of 100% of the Current Market Price for all or any portion of Common Stock, the Series A-1 Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be adjusted by multiplying such Series A-1 Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration. Such adjustment shall be made successively whenever any such event shall occur.

              (v) In case the Corporation shall, by dividend or otherwise, make a distribution referred to in clauses (i) or (iii) of this paragraph B(4)(f), each Holder of a share or shares of Series A-1 Preferred Stock converting such Series A-1 Preferred Stock subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Series A-1 Conversion Price adjustment in respect of such distribution shall be entitled to receive in addition to the shares of Common Stock otherwise received upon conversion, on the date of the effectiveness of such Series A-1 Conversion Price adjustment, such number of shares of Common Stock as are equal to (x) the number of shares of Common Stock such Holder would have received had he or she converted such shares of Series A-1 Preferred Stock after the effectiveness of such Series A-1 Conversion Price adjustment minus (y) the number of shares of Common Stock otherwise received by such Holder on the conversion of such shares of Series A-1 Preferred Stock.

              (vi) Except when an adjustment of the Series A-1 Conversion Price is required pursuant to paragraph B(4)(f)(ii) hereof, in case the Corporation shall issue securities which provide at any time a right to purchase, convert into or otherwise acquire Common Stock at a Diluted Price less than the Series A-1 Conversion Price in effect from time to time, the Series A-1 Conversion Price shall be adjusted by multiplying such Series A-1 Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock which the aggregate amount of purchase price payable pursuant to the securities with the Diluted Price would purchase if the purchase price for such Common Stock were equal to the Series A-1 Conversion Price in effect on the day the Diluted Price is determined and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock purchasable, convertible into or otherwise acquirable pursuant to the securities with the Diluted Price, such adjustment to become effective immediately after the opening of business on the day following the day the Diluted Price is determined. For purposes of this paragraph B(4)(f)(vi), the issuance of rights or warrants to subscribe for any securities described in the preceding sentence shall be deemed to be the issuance of securities described in such sentence; such adjustment shall be made successively whenever any such event shall occur.

              (vii) Subject to applicable regulatory approvals, the Corporation may make with the consent of the Holders such adjustments in the Series A-1 Conversion Rate and the Series A-1 Conversion Price, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              (viii) Whenever the Series A-1 Conversion Rate and the Series A-1 Conversion Price are adjusted as a result of or pursuant to the preceding paragraphs, the Corporation shall mail to the Holders a notice of the adjustment at least fifteen days prior to the date the adjusted Series A-1 Conversion Rate and the Series A-1 Conversion Price takes effect, and such notice shall state the adjusted Series A-1 Conversion Rate and the Series A-1 Conversion Price and the period each will be in effect.

              (ix) The Corporation may not engage in any transaction if, as a result thereof, the Series A-1 Conversion Price would be reduced below the par value per share of the Common Stock.

              (x) No adjustment in the Series A-1 Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series A-1 Conversion Rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (xi) Whenever the Series A-1 Conversion Price is adjusted as herein provided the Corporation shall promptly following such adjustment (and in no event later than 10 Business Days thereafter) compute the adjusted Series A-1 Conversion Price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted Series A-1 Conversion Price and resulting Series A-1 Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the books of the Corporation and a copy thereof shall be delivered to the Holders.

              (xii) If any action would require adjustment of the Series A-1 Conversion Price or the property into which shares of Series A-1 Preferred Stock are convertible pursuant to more than one of the provisions described in this paragraph in a manner such that such adjustments are duplicative, only one adjustment shall be made.

       (g) Prior to a Separation Event with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares of Common Stock.

       (h) Each Holder of shares of Series A-1 Preferred Stock who converts any shares of Series A-1 Preferred Stock after a Separation Event with respect to any Stapled Securities shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, such additional shares of Common Stock as are equal to the Fair Market Value at the time of conversion of the rights to which such Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if such Holder had converted such shares of Series A-1 Preferred Stock immediately before such Separation Event. Such adjustment shall be made successively whenever any such event shall occur.

       (i) In the event that the Corporation shall be a party to any Fundamental Change, then lawful provisions shall be made as part of the terms of such Fundamental Change whereby the Corporation or the Person formed by the applicable consolidation or resulting from the applicable merger or which acquires the applicable assets or the Corporation's shares, as the case may be, pursuant to such Fundamental Change, is required to assume the obligations hereunder, and such adjustments, including in the Series A-1 Conversion Price and the Series A-1 Conversion Rate , shall be made as are equitable so as to preserve to the Holder the rights and benefits inherent in the Series A-1 Preferred Stock and so as to reflect the inability of the Holder to participate in any premium inherent in a Fundamental Change on the same basis as any holder of Common Stock. The Corporation further agrees that it will not be a party to or permit such

Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive Fundamental Changes.

       (j) If the conversion rights of Holders of shares of Series A-1 Preferred Stock shall be adjusted pursuant to any of the preceding three paragraphs, then the Corporation shall mail to the Holders of the Series A-1 Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, within 5 Business Days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

       (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A-1 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A-1 Preferred Stock not theretofore converted. For purposes of this paragraph B(4)(k) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A-1 Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

       (l) Fair Market Value shall be determined in good faith by the Board of Directors; provided, however, that the Holders of a majority of the shares of the Series A-1 Preferred Stock may elect to have Fair Market Value determined by the Appraiser, such election to be in writing and delivered to the Corporation within 20 days after the Holders' receipt of the notice provided for in paragraph B(4)(e) hereof. The Appraiser shall be selected, as soon as practicable but no later than ten Business Days after the Holders elect to request a third party appraisal, by a designee of the Holders, a designee of the Corporation and a third party jointly selected by the designees of Holders and the Corporation. The Appraiser so selected shall determine the Fair Market Value as soon as practicable but not later than 30 days after its selection. The fees of the Appraiser shall be borne by the Corporation.

       (5) Voting Rights. Except as set forth in this paragraph B(5) and required by applicable law, the Holders of the issued and outstanding shares of the Series A-1 Preferred Stock have no voting rights. For so long as any shares of the Series A-1 Preferred Stock are outstanding, the Corporation shall not, without the affirmative consent or approval of Holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, voting as a separate class, given at a meeting called for such purposes or by written consent:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Corporation in any manner that would adversely affect the rights, preferences, powers and privileges of the Series A-1 Preferred Stock, it being, understood that any amendment of the Certificate of Incorporation or Bylaws of the Corporation to increase the number of directors comprising the full Board of Directors or to afford any stockholder of the Corporation preemptive rights (or enter into any agreement granting such rights to a third party) shall be deemed to adversely affect the rights, preferences, powers and privileges of the Series A-1 Preferred Stock;

              (ii) reclassify the shares of Common Stock or any class or series of capital stock of the Corporation hereafter created into any shares of any class or series of capital stock of the Corporation that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series A-1 Preferred Stock;

              (iii) except as specified in the Stockholders' Agreement as being permitted to be granted under employee benefit plans of the Corporation, as specified in the Stockholders' Agreement as being required to be issued on each Dividend Payment Date following the issuance by the Corporation of shares of capital stock of the Corporation that by their terms are entitled to receive dividends payable in shares of capital stock (other than Common Stock, Series A Additional Shares, Series A-1 Additional Shares, Series A-2 Additional Shares, Series B Additional Shares, Series C Additional Shares and Series D Additional Shares), for the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and Common Stock issued or issuable upon conversion of the Convertible Preferred Stock, issue any class or series of capital stock of the Corporation (or rights, options or warrants to purchase or otherwise acquire any such capital stock of the Corporation or notes, debentures or obligations convertible into any such capital stock);

              (iv) adopt an agreement relating to, or otherwise authorize consummation of, or consummate, a recapitalization, reorganization, merger, consolidation or similar business combination transaction involving the Corporation or a sale or other transfer of all or substantially all of the assets of the Corporation;

              (v) except as set forth in paragraphs A(2), B(2), C(2), D(2), E(2) and F(2) hereof, declare or pay any dividend or make any distribution of assets on any series or class of capital stock of the Corporation whether in existence as of the date of adoption of the Certificate of Incorporation or hereafter created (other than pro-rata dividends of Common Stock on the Common Stock or stock splits); or

              (vi) take any action, or refrain from taking any action, which could reasonably be expected to adversely affect the rights, preferences, powers and privileges of the Series A-1 Preferred Stock.

       C.     SERIES A-2 CONVERTIBLE PREFERRED STOCK

       (1) Rank. The Series A-2 Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding-up and dissolution, equal and on parity with the Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and senior to A-2 Relative Junior Securities.

       (2) Dividends and Distributions. (a) The Holders of shares of Series A-2 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, .12 additional shares of Series A-2 Preferred Stock per annum per full share of Series A-2 Preferred Stock issued and outstanding ("Series A-2 Additional Shares"). Such dividends shall be payable on each Dividend Payment

Date, and, if the date of the Public Offering shall be any day other than the day after a Dividend Payment Date, immediately prior to a Public Offering (in an amount equal to the number of Series A-2 Additional Shares that would payable on the next Dividend Payment Date multiplied by a fraction the numerator of which shall be the number of days elapsed since the preceding Dividend Payment Date and the denominator of which shall be 365). Dividends on the Series A-2 Preferred Stock shall be cumulative from the Issue Date (except that dividends on Series A-2 Additional Shares shall accrue from the date such Series A-2 Additional Shares are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared). Such dividends shall be payable to the Holders of record of shares of the Series A-2 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividends. Upon the declaration of such dividends (other than dividends payable immediately prior to a Public Offering), the Board of Directors shall fix the relevant Dividend Payment Date as the record date for such dividend.

       (b) So long as any shares of the Series A-2 Preferred Stock are outstanding, no dividends (other than Series A Additional Shares, Series A-1 Additional Shares, Series B Additional Shares, Series C Additional Shares, Series D Additional Shares and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, A-2 Relative Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon A-2 Relative Junior Securities, nor shall any A-2 Relative Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for A-2 Relative Junior Securities).

       (c) The Holders of the Series A-2 Preferred Stock shall be entitled to receive other dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, in a sum sufficient for the payment of, the dividend or distribution such Holder would have been entitled to receive if such Holder had converted its shares of Series A-2 Preferred Stock immediately prior to the declaration of any dividend or distribution on any class or series of capital stock of the Corporation, as the case may be, on all of the then outstanding shares of Series A-2 Preferred Stock prior to the payment of any dividend or distribution on any A-2 Relative Junior Securities (any such declaration being subject to the approval of the Holders of the Series A-2 Preferred Stock as provided in paragraph C(5) hereof); provided, that with respect to dividends or distributions payable in shares of Common Stock, the Holders of Series A-2 Preferred Stock shall not be entitled to such dividends or distribution, but the Series A-2 Conversion Rate shall be adjusted following such dividend or distribution in accordance with the terms hereof.

       (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of A-2 Relative Junior Securities, the Holders of the shares of Series A-2 Preferred Stock shall, at their sole election, be entitled to receive $1 per share of Series A-2 Preferred Stock (the "Series A-2 Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Series A-2 Preferred Stock, the Holders of shares of Series A Preferred Stock, the Holders of shares of Series A-1 Preferred Stock, the Holders of shares of Series C Preferred Stock and the Holders of shares of Series D Preferred Stock shall be insufficient to pay in full the aggregate of the Series A-2 Liquidation Preference, the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series C Liquidation Preference and the Series D Liquidation Preference, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series A-2 Preferred Stock, the Holders of shares of the Series A Preferred Stock, the Holders of shares of Series A-1 Preferred Stock, the Holders of shares of Series C Preferred Stock and the Holders of shares of Series D Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A-2 Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock if all amounts payable thereon were paid in full.

       (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the Series A-2 Preferred Stock, Holders of the Series A Preferred Stock, Holders of Series A-1 Preferred Stock, Holders of Series C Preferred Stock and the Holders of Series D Preferred Stock as provided in this paragraph C(3), paragraph A(3), paragraph B(3), paragraph E(3) and paragraph F(3), any other series or class or classes of A-2 Relative Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series A-2 Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be entitled to share therein.

       (c) If an Event of Default occurs and is continuing, then and in every such case the Holders of a majority of the outstanding shares of Series A-2 Preferred Stock have the right upon written notice delivered to the Corporation to cause the Series A-2 Liquidation Preference for each share of Series A-2 Preferred Stock to be paid to the Holder of each such share of Series A-2 Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution. The right to accelerate the Series A-2 Preferred Stock provided by the foregoing sentence shall be in addition to other remedies available to the Holders, whether in law or at equity.

       (4) Conversion. (a)(i) A Holder of shares of Series A-2 Preferred Stock shall have the right at any time and from time to time, at the option of the Holder, subject to and upon compliance with the provisions of this paragraph C(4), to convert any or all outstanding shares of Series A-2 Preferred Stock held by such Holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such conversion to be made in the manner provided in this paragraph C(4). The number of shares of Common Stock deliverable upon conversion of each share of Series A-2 Preferred Stock shall be equal to $1 divided by $6.15 ($6.15 as adjusted as provided herein shall be the "Series A-2 Conversion Price" and such quotient being the "Series A-2 Conversion Rate") (calculated as to each conversion to the nearest 1/100th of a share of Common Stock). The Series A-2 Conversion Price and Series A-2 Conversion Rate is subject to adjustment from time to time pursuant to this paragraph C(4). Upon conversion of any share of Series A-2 Preferred Stock, the Holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

      (ii) In order to exercise the conversion rights accorded in paragraph C(4)(a)(i), the Holder of a share or shares Series A-2 Preferred Stock shall surrender to the Corporation the certificate or certificates evidencing the share or shares of Series A-2 Preferred Stock to be converted, duly endorsed or assigned to the Corporation or in blank, accompanied by a completed and signed written notice of election to convert, specifying the number of shares of Series A-2 Preferred Stock to be converted, together with the name or names, if other than the Holder (subject to the terms of the Stockholders' Agreement), in which the shares of Common Stock should be issued upon conversion and to whom any cash in lieu of fractional shares shall be paid. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the notice of conversion was delivered by the Holder (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date.

     (iii) As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day preceding the Conversion Date). Upon conversion of only a portion of the shares of Series A-2 Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the Holder thereof. Upon the surrender of certificates representing shares of Series A-2 Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts pursuant to this paragraph C(4).

       (b) (i) Unless already converted, each share of Series A-2 Preferred Stock then outstanding shall be converted into the number of fully-paid and non-assessable shares of Common Stock into which such share of Series A-2 Preferred Stock is then convertible as determined in accordance with paragraph C(4)(a)(i) hereof, automatically and without further action, immediately upon the consummation by the Corporation of a Public Offering and contemporaneously therewith the Holders of shares of Series A-2 Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such Holder's shares of Series A-2 Preferred Stock were converted.

      (ii) Following the conversion of the outstanding shares of Series A-2 Preferred Stock pursuant to paragraph C(4)(b)(i) hereof, the holders of such converted shares shall surrender the certificates formerly representing such shares to the Corporation or any transfer agent for the Common Stock. Thereupon, the Corporation shall, or shall cause its transfer agent, to issue and promptly deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day of such conversion).

       (c) If appropriate or if the certificate or certificates evidencing the converted shares of Series A-2 Preferred Stock were so legended or if required by the terms of the Stockholders' Agreement, shares of Common Stock delivered upon any conversion of shares of Series A-2 Preferred Stock shall bear a restrictive legend as set forth in the Stockholders' Agreement and shall be subject to the restrictions on transfer referenced in such legend and in the Stockholders' Agreement.

       (d) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock to the Holder on conversion of shares of Series A-2 Preferred Stock.

       (e) In case:

              (i) the Corporation shall authorize any transaction that would require an adjustment to the Series A-2 Conversion Rate; or

              (ii) the Corporation shall authorize any Fundamental Change; or

              (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the Holders, at their last known addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days (or, in the case of a transaction referred to in clauses (ii), (iv) or (v) of paragraph C(4)(f), 10 days) prior to the applicable record, expiration, issuance or consummation date hereinafter specified, a notice stating (x) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution, (y) the date of expiration of the applicable tender or exchange offer or (z) the date on which the applicable Fundamental Change (other than a tender or exchange offer), if any, is expected to be consummated, as the case may be (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (f) The Series A-2 Conversion Rate shall be adjusted from time to time as a result of the following adjustments to the Series A-2 Conversion Price:

              (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock (other than any such dividend or other distribution of Stapled Securities), the Series A-2 Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Series A-2 Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares constituting such dividend or other distribution of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Series A-2 Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Corporation, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Corporation shall issue rights or warrants (other than pursuant to a distribution of rights under a shareholder rights plan of the Corporation in customary form or a dividend reinvestment plan or a distribution of Stapled Securities) to all or substantially all holders of Common Stock (whether by dividend or in a merger or otherwise) entitling them, for a period of not more than 45 days from issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Series A-2 Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Series A-2 Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph C(4)(f)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Series A-2 Conversion Price shall be readjusted at the time of such expiration to the Series A-2 Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) In case outstanding shares of Common Stock shall be subdivided (including by split) into a greater number of shares of Common Stock, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock (including by reverse split), the Series A-2 Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately adjusted, in each case, so that the Holder of a share of Series A-2 Preferred Stock thereafter surrendered for conversion shall be entitled to receive as a result of such combination or subdivision (without taking into account any other adjustment hereunder) the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any such subdivision or combination had such share of Series A-2 Preferred

       Stock been converted immediately prior to the date upon which such subdivision or combination becomes effective. An adjustment made pursuant to this paragraph C(4)(f)(iii) shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any such event shall occur.

              (iv) In case the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer (other than an odd lot offer) involving consideration in excess of 100% of the Current Market Price for all or any portion of Common Stock, the Series A-2 Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be adjusted by multiplying such Series A-2 Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration. Such adjustment shall be made successively whenever any such event shall occur.

              (v) In case the Corporation shall, by dividend or otherwise, make a distribution referred to in clauses (i) or (iii) of this paragraph C(4)(f), each Holder of a share or shares of Series A-2 Preferred Stock converting such Series A-2 Preferred Stock subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Series A-2 Conversion Price adjustment in respect of such distribution shall be entitled to receive in addition to the shares of Common Stock otherwise received upon conversion, on the date of the effectiveness of such Series A-2 Conversion Price adjustment, such number of shares of Common Stock as are equal to (x) the number of shares of Common Stock such Holder would have received had he or she converted such shares of Series A-2 Preferred Stock after the effectiveness of such Series A-2 Conversion Price adjustment minus (y) the number of shares of Common Stock otherwise received by such Holder on the conversion of such shares of Series A-2 Preferred Stock.

              (vi) Except when an adjustment of the Series A-2 Conversion Price is required pursuant to paragraph C(4)(f)(ii) hereof, in case the Corporation shall issue securities which provide at any time a right to purchase, convert into or otherwise acquire Common Stock at a Diluted Price less than the Series A-2 Conversion Price in effect from time to time, the Series A-2 Conversion Price shall be adjusted by multiplying such Series A-2 Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock which the aggregate amount of purchase price payable pursuant to the securities with the Diluted Price would purchase if the purchase price for such Common Stock were equal to the Series A-2 Conversion Price in effect on the day the Diluted Price is determined and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock purchasable, convertible into or otherwise acquirable pursuant to the securities with the Diluted Price, such adjustment to become effective immediately after the opening of business on the day following the day the Diluted Price is determined. For purposes of this paragraph C(4)(f)(vi), the issuance of rights or warrants to subscribe for any securities described in the preceding sentence shall be deemed to be the issuance of securities described in such sentence; such adjustment shall be made successively whenever any such event shall occur.

              (vii) Subject to applicable regulatory approvals, the Corporation may make with the consent of the Holders such adjustments in the Series A-2 Conversion Price and the Series A-2 Conversion Rate, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              (viii) Whenever the Series A-2 Conversion Rate and the Series A-2 Conversion Price are adjusted as a result of or pursuant to the preceding paragraphs, the Corporation shall mail to the Holders a notice of the adjustment at least fifteen days prior to the date the adjusted Series A-2 Conversion Rate and the Series A-2 Conversion Price takes effect, and such notice shall state the adjusted Series A-2 Conversion Rate and the Series A-2 Conversion Price and the period each will be in effect.

              (ix) The Corporation may not engage in any transaction if, as a result thereof, the Series A-2 Conversion Price would be reduced below the par value per share of the Common Stock.

              (x) No adjustment in the Series A-2 Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series A-2 Conversion Rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (xi) Whenever the Series A-2 Conversion Price is adjusted as herein provided the Corporation shall promptly following such adjustment (and in no event later than 10 Business Days thereafter) compute the adjusted Series A-2 Conversion Price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted Series A-2 Conversion Price and resulting Series A-2 Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the books of the Corporation and a copy thereof shall be delivered to the Holders.

              (xii) If any action would require adjustment of the Series A-2 Conversion Price or the property into which shares of Series A-2 Preferred Stock are convertible pursuant to more than one of the provisions described in this paragraph in a manner such that such adjustments are duplicative, only one adjustment shall be made.

       (g) Prior to a Separation Event with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares of Common Stock.

       (h) Each Holder of shares of Series A-2 Preferred Stock who converts any shares of Series A-2 Preferred Stock after a Separation Event with respect to any Stapled Securities shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, such additional shares of Common Stock as are equal to the Fair Market Value at the time of conversion of the rights to which such Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if such Holder had converted such shares of Series A-2 Preferred Stock immediately before such Separation Event. Such adjustment shall be made successively whenever any such event shall occur.

       (i) In the event that the Corporation shall be a party to any Fundamental Change, then lawful provisions shall be made as part of the terms of such Fundamental Change whereby the Corporation or the Person formed by the applicable consolidation or resulting from the applicable merger or which acquires the applicable assets or the Corporation's shares, as the case may be, pursuant to such Fundamental Change, is required to assume the obligations hereunder, and such adjustments, including in the Series A-2 Conversion Price and the Series A-2 Conversion Rate, shall be made as are equitable so as to preserve to the Holder the rights and benefits inherent in the Series A-2 Preferred Stock and so as to reflect the inability of the Holder to participate in any premium inherent in a Fundamental Change on the same basis as any holder of Common Stock. The Corporation further agrees that it will not be a party to or permit such Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive Fundamental Changes.

       (j) If the conversion rights of Holders of shares of Series A-2 Preferred Stock shall be adjusted pursuant to any of the preceding three paragraphs, then the Corporation shall mail to the Holders of the Series A-2 Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, within 5 Business Days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

       (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A-2 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A-2 Preferred Stock not theretofore converted. For purposes of this paragraph C(4)(k) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A-2 Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

       (l) Fair Market Value shall be determined in good faith by the Board of Directors; provided, however, that the Holders of a majority of the shares of the Series A-2 Preferred Stock may elect to have Fair Market Value determined by the Appraiser, such election to be in writing and delivered to the Corporation within 20 days after the Holders' receipt of the notice provided for in paragraph C(4)(e) hereof. The Appraiser shall be selected, as soon as practicable but no later than ten Business Days after the Holders elect to request a third party appraisal, by a designee of the Holders, a designee of the Corporation and a third party jointly selected by the designees of Holders and the Corporation. The Appraiser so selected shall determine the Fair Market Value as soon as practicable but not later than 30 days after its selection. The fees of the Appraiser shall be borne by the Corporation.

       (5) Voting Rights. Except as set forth in this paragraph C(5) and required by applicable law, the Holders of the issued and outstanding shares of the Series A-2 Preferred Stock have no voting rights. For so long as any shares of the Series A-2 Preferred Stock are outstanding, the Corporation shall not without the affirmative consent or approval of Holders of a majority of the then outstanding shares of Series A-2 Preferred Stock, voting as a separate class, given at a meeting called for such purposes or by written consent:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Corporation in any manner that would adversely affect the rights, preferences, powers and privileges of the Series A-2 Preferred Stock, it being, understood that any amendment of the Certificate of Incorporation or Bylaws of the Corporation to increase the number of directors comprising the full Board of Directors or to afford any stockholder of the Corporation preemptive rights (or enter into any agreement granting such rights to a third party) shall be deemed to adversely affect the rights, preferences, powers and privileges of the Series A-2 Preferred Stock.

              (ii) reclassify the shares of Common Stock or any class or series of capital stock of the Corporation hereafter created into any shares of any class or series of capital stock of the Corporation that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series A-2 Preferred Stock;

              (iii) issue any class or series of capital stock of the Corporation, other than shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (or rights, options or warrants to purchase or otherwise acquire any such capital stock of the Corporation or notes, debentures or obligations convertible into any such capital stock), that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series A-2 Preferred Stock;

              (iv) except as set forth in paragraphs A(2), B(2), C(2), D(2), E(2) and F(2) hereof, declare or pay any dividend or make any distribution of assets on any series or class of capital stock of the Corporation whether in existence as of the date of adoption of the Certificate of Incorporation or hereafter created (other than pro-rata dividends of Common Stock on the Common Stock or stock splits); or

              (v) take any action, or refrain from taking any action, which could reasonably be expected to adversely affect the rights, preferences, powers and privileges of the Series A-2 Preferred Stock.

       D.     SERIES B CONVERTIBLE PREFERRED STOCK

       (1) Rank. The Series B Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding-up and dissolution, junior to the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and senior to B Relative Junior Securities.

       (2) Dividends and Distributions. (a) The Holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends,
 .12 additional shares of Series B Preferred Stock per annum per full share of Series B Preferred Stock issued and outstanding ("Series B Additional Shares"). Such dividends shall be payable on each Dividend Payment Date, and, if the date of the Public Offering shall be any day other than the day after a Dividend Payment Date, immediately prior to a Public Offering (in an amount equal to the number of Series B Additional Shares that would payable on the next Dividend Payment Date multiplied by a fraction the numerator of which shall be the number of days elapsed since the preceding Dividend Payment Date and the denominator of which shall be 365). Dividends on the Series B Preferred Stock shall be cumulative from the Issue Date (except that dividends on Series B Additional Shares shall accrue from the date such Series B Additional Shares are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared). Such dividends shall be payable to the Holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividends. Upon the declaration of such dividends (other than dividends payable immediately prior to a Public Offering), the Board of Directors shall fix the relevant Dividend Payment Date as the record date for such dividend.

       (b) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than Series A Additional Shares, Series A-1 Additional Shares, Series A-2 Additional Shares, Series C Additional Shares, Series D Additional Shares and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, B Relative Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon B Relative Junior Securities, nor shall any B Relative Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for B Relative Junior Securities).

       (c) The Holders of the Series B Preferred Stock shall be entitled to receive other dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, in a sum sufficient for the payment of, the dividend or distribution such Holder would have been entitled to receive if such Holder had converted its shares of Series B Preferred Stock immediately prior to the declaration of any dividend or distribution on any class or series of capital stock of the Corporation, as the case may be, on all of the then outstanding shares of Series B Preferred Stock prior to the payment of any dividend or distribution on any B Relative Junior Securities (any such declaration being subject to the approval of the Holders of the Series B Preferred Stock as provided in paragraph D(5) hereof); provided, that with respect to dividends or distributions payable in shares of Common

Stock, the Holders of Series B Preferred Stock shall not be entitled to such dividends or distribution, but the Series B Conversion Rate shall be adjusted following such dividend or distribution in accordance with the terms hereof.

       (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of B Relative Junior Securities, the Holders of the shares of Series B Preferred Stock shall, at their sole election, be entitled to receive $1 per share of Series B Preferred Stock (the "Series B Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock if all amounts payable thereon were paid in full.

       (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the Series B Preferred Stock, as provided in this paragraph D(3), any other series or class or classes of B Relative Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series B Preferred Stock shall not be entitled to share therein.

       (c) If an Event of Default occurs and is continuing, then and in every such case the Holders of a majority of the outstanding shares of Series B Preferred Stock have the right upon written notice delivered to the Corporation to cause the Series B Liquidation Preference for each share of Series B Preferred Stock to be paid to Holder of each such share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution. The right to accelerate the Series B Preferred Stock provided by the foregoing sentence shall be in addition to other remedies available to the Holders, whether in law or at equity.

       (4) Conversion. (a) Shares of Series B Preferred Stock shall be converted into fully paid and non-assessable shares of Common Stock as specified in paragraph (b) below. The number of shares of Common Stock deliverable upon conversion of each share of Series B Preferred Stock shall be equal to $1 divided by $5 ($5 as adjusted as provided herein, shall be the "Series B Conversion Price" and such quotient being the "Series B Conversion Rate") (calculated as to each conversion to the nearest 1/100th of a share of Common Stock). The Series B Conversion Price and Series B Conversion Rate is subject to adjustment from time to time pursuant to this paragraph D(4). Upon conversion of any share of Series B Preferred Stock, the Holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

       (b) (i) Each share of Series B Preferred Stock then outstanding shall be converted into the number of fully-paid and non-assessable shares of Common Stock into which such share of Series B Preferred Stock is then convertible as determined in accordance with paragraph D(4)(a)(i) hereof, automatically and without further action, immediately upon the consummation by the Corporation of a Public Offering and contemporaneously therewith the Holders of shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such Holder's shares of Series B Preferred Stock were converted.

      (ii) Following the conversion of the outstanding shares of Series B Preferred Stock pursuant to paragraph D(4)(b)(i) hereof, the holders of such converted shares shall surrender the certificates formerly representing such shares to the Corporation or any transfer agent for the Common Stock. Thereupon, the Corporation shall, or shall cause its transfer agent, to issue and promptly deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day of such conversion).

       (c) If appropriate or if the certificate or certificates evidencing the converted shares of Series B Preferred Stock were so legended or if required by the terms of the Stockholders' Agreement, shares of Common Stock delivered upon any conversion of shares of Series B Preferred Stock shall bear a restrictive legend as set forth in the Stockholders' Agreement and shall be subject to the restrictions on transfer referenced in such legend and in the Stockholders' Agreement.

       (d) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock to the Holder on conversion of shares of Series B Preferred Stock.

       (e) In case:

              (i) the Corporation shall authorize any transaction that would require an adjustment to the Series B Conversion Rate; or

              (ii) the Corporation shall authorize any Fundamental Change; or

              (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the Holders, at their last known addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days (or, in the case of a transaction referred to in clauses (ii), (iv) or (v) of paragraph D(4)(f), 10 days) prior to the applicable record, expiration, issuance or consummation date hereinafter specified, a notice stating (x) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution, (y) the date of expiration of the applicable tender or exchange offer or (z) the date on which the applicable Fundamental Change (other than a tender or exchange offer), if any, is expected to be consummated, as the case may be (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (f) The Series B Conversion Rate shall be adjusted from time to time as a result of the following adjustments to the Series B Conversion Price:

              (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock (other than any such dividend or other distribution of Stapled Securities), the Series B Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Series B Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares constituting such dividend or other distribution of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Series B Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Corporation, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Corporation shall issue rights or warrants (other than pursuant to a distribution of rights under a shareholder rights plan of the Corporation in customary form or a dividend reinvestment plan or a distribution of Stapled Securities) to all or substantially all holders of Common Stock (whether by dividend or in a merger or otherwise) entitling them, for a period of not more than 45 days from issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Series B Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Series B Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph D(4)(f)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Series B Conversion Price shall be readjusted at the time of such expiration to the Series B Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) In case outstanding shares of Common Stock shall be subdivided (including by split) into a greater number of shares of Common Stock, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock (including by reverse split), the Series B Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately adjusted, in each case, so that the Holder of a share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive as a result of such combination or subdivision (without taking into account any other adjustment hereunder) the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any such subdivision or combination had such share of Series B Preferred Stock been converted immediately prior to the date upon which such subdivision or combination becomes effective. An adjustment made pursuant to this paragraph D(4)(f)(iii) shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any such event shall occur.

              (iv) In case the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer (other than an odd lot offer) involving consideration in excess of 100% of the Current Market Price for all or any portion of Common Stock, the Series B Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be adjusted by multiplying such Series B Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration. Such adjustment shall be made successively whenever any such event shall occur.

              (v) In case the Corporation shall, by dividend or otherwise, make a distribution referred to in clauses (i) or (iii) of this paragraph D(4)(f), each Holder of a share or shares of Series B Preferred Stock converting such Series B Preferred Stock subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Series B Conversion Price adjustment in respect of such distribution shall be entitled to receive in addition to the shares of Common Stock otherwise received upon conversion, on the date of the effectiveness of such Series B Conversion Price adjustment, such number of shares of Common Stock as are equal to (x) the number of shares of Common Stock such Holder would have received had he or she converted such shares of Series B Preferred Stock after the effectiveness of such Series B Conversion Price adjustment minus (y) the number of shares of Common Stock otherwise received by such Holder on the conversion of such shares of Series B Preferred Stock.

              (vi) Subject to applicable regulatory approvals, the Corporation may make with the consent of the Holders such adjustments in the Series B Conversion Price and the Series B Conversion Rate, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              (vii) Whenever the Series B Conversion Rate and the Series B Conversion Price are adjusted as a result of or pursuant to the preceding paragraphs, the Corporation shall mail to the Holders a notice of the adjustment at least fifteen days prior to the date the adjusted Series B Conversion Rate and the Series B Conversion Price takes effect, and such notice shall state the adjusted Series B Conversion Rate and the Series B Conversion Price and the period each will be in effect.

              (viii) The Corporation may not engage in any transaction if, as a result thereof, the Series B Conversion Price would be reduced below the par value per share of the Common Stock.

              (ix) No adjustment in the Series B Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series B Conversion Rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (x) Whenever the Series B Conversion Price is adjusted as herein provided the Corporation shall promptly following such adjustment (and in no event later than 10 Business Days thereafter) compute the adjusted Series B Conversion Price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted Series B Conversion Price and resulting Series B Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the books of the Corporation and a copy thereof shall be delivered to the Holders.

              (xi) If any action would require adjustment of the Series B Conversion Price or the property into which shares of Series B Preferred Stock are convertible pursuant to more than one of the provisions described in this paragraph in a manner such that such adjustments are duplicative, only one adjustment shall be made.

       (g) Prior to a Separation Event with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares of Common Stock.

       (h) Each Holder of shares of Series B Preferred Stock who converts any shares of Series B Preferred Stock after a Separation Event with respect to any Stapled Securities shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, such additional shares of Common Stock as are equal to the Fair Market Value at the time of conversion of the rights to which such Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if such Holder had converted such shares of Series B Preferred Stock immediately before such Separation Event. Such adjustment shall be made successively whenever any such event shall occur.

       (i) In the event that the Corporation shall be a party to any Fundamental Change, then lawful provisions shall be made as part of the terms of such Fundamental Change whereby the Corporation or the Person formed by the applicable consolidation or resulting from the applicable merger or which acquires the applicable assets or the Corporation's shares, as the case may be, pursuant to such Fundamental Change, is required to assume the obligations hereunder, and such adjustments, including in the Series B Conversion Price and the Series B Conversion Rate, shall be made as are equitable so as to preserve to the Holder the rights and benefits inherent in the Series B Preferred Stock and so as to reflect the inability of the Holder to participate in any premium inherent in a Fundamental Change on the same basis as any holder of Common Stock. The Corporation further agrees that it will not be a party to or permit such Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive Fundamental Changes.

       (j) If the conversion rights of Holders of shares of Series B Preferred Stock shall be adjusted pursuant to any of the preceding three paragraphs, then the Corporation shall mail to the Holders of the Series B Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, within 5 Business Days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

       (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this paragraph D(4)(k) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

       (l) Fair Market Value shall be determined in good faith by the Board of Directors; provided, however, that the Holders of a majority of the shares of the Series B Preferred Stock may elect to have Fair Market Value determined by the Appraiser, such election to be in writing and delivered to the Corporation within 20 days after the Holders' receipt of the notice provided for in paragraph D(4)(e) hereof. The Appraiser shall be selected, as soon as practicable but no later than ten Business Days after the Holders elect to request a third party appraisal, by a designee of the Holders, a designee of the Corporation and a third party jointly selected by the designees of Holders and the Corporation. The Appraiser so selected shall determine the Fair

Market Value as soon as practicable but not later than 30 days after its selection. The fees of the Appraiser shall be borne by the Corporation.

       (5) Voting Rights. Except as set forth in this paragraph D(5) and required by applicable law, the Holders of the issued and outstanding shares of the Series B Preferred Stock have no voting rights. For so long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, except as specifically contemplated herein, without the affirmative consent or approval of Holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, given at a meeting called for such purposes or by written consent:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Corporation in any manner that would adversely affect the rights, preferences, powers and privileges of the Series B Preferred Stock, it being, understood that any amendment of the Certificate of Incorporation or Bylaws of the Corporation to increase the number of directors comprising the full Board of Directors or to afford any stockholder of the Corporation preemptive rights (or enter into any agreement granting such rights to a third party) shall be deemed to adversely affect the rights, preferences, powers and privileges of the Series B Preferred Stock.

             (ii) reclassify the shares of Common Stock or any class or series of capital stock of the Corporation hereafter created into any shares of any class or series of capital stock of the Corporation that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series B Preferred Stock;

            (iii) issue any class or series of capital stock of the Corporation, other than shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (or rights, options or warrants to purchase or otherwise acquire any such capital stock of the Corporation or notes, debentures or obligations convertible into any such capital stock) that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series B Preferred Stock;

             (iv) adopt an agreement relating to, or otherwise authorize consummation of, or consummate, a recapitalization, reorganization, merger, consolidation or similar business combination transaction involving the Corporation or a sale or other transfer of all or substantially all of the assets of the Corporation;

              (v) except as set forth in paragraphs A(2), B(2), C(2), D(2), E(2) and F(2) hereof, declare or pay any dividend or make any distribution of assets on any series or class of capital stock of the Corporation whether in existence as of the date of adoption of the Certificate of Incorporation or hereafter created (other than pro-rata dividends of Common Stock on the Common Stock or stock splits); or

             (vi) take any action, or refrain from taking any action, which could reasonably be expected to adversely affect the rights, preferences, powers and privileges of the Series B Preferred Stock.

E.     SERIES C CONVERTIBLE PREFERRED STOCK

       (6) Rank. The Series C Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding-up and dissolution, equal and on parity with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series D Preferred Stock and senior to the C Relative Junior Securities.

       (7) Dividends and Distributions. (a) The Holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends,
 .12 additional shares of Series C Preferred Stock per annum per full share of Series C Preferred Stock issued and outstanding ("Series C Additional Shares"). Such dividends shall be payable on each Dividend Payment Date, and, if the date of the Public Offering shall be any day other than the day after a Dividend Payment Date, immediately prior to a Public Offering (in an amount equal to the number of Series C Additional Shares that would payable on the next Dividend Payment Date multiplied by a fraction the numerator of which shall be the number of days elapsed since the preceding Dividend Payment Date and the denominator of which shall be 365). Dividends on the Series C Preferred Stock shall be cumulative from the Issue Date (except that dividends on Series C Additional Shares shall accrue from the date such Series C Additional Shares are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared). Such dividends shall be payable to the Holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividends. Upon the declaration of such dividends (other than dividends payable immediately prior to a Public Offering), the Board of Directors shall fix the relevant Dividend Payment Date as the record date for such dividend.

       (b) So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than Series A Additional Shares, Series A-1 Additional Shares, Series A-2 Additional Shares, Series B Additional Shares, Series D Additional Shares and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, C Relative Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon C Relative Junior Securities, nor shall any C Relative Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for C Relative Junior Securities).

       (c) The Holders of the Series C Preferred Stock shall be entitled to receive other dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, in a sum sufficient for the payment of, the dividend or distribution such Holder would have been entitled to receive if such Holder had converted its shares of Series C Preferred Stock immediately prior to the declaration of any dividend or distribution on any class or series of capital stock of the Corporation, as the case may be, on all of the then outstanding shares of Series C Preferred Stock prior to the payment of any dividend or distribution on any C Relative Junior Securities (any such declaration being subject to the approval of the Holders of the Series C Preferred Stock as provided in paragraph E(5) hereof); provided, that with respect to dividends or distributions payable in shares of Common Stock, the Holders of Series C Preferred Stock shall not be entitled to such dividends or distribution, but the Series C Conversion Rate shall be adjusted following such dividend or distribution in accordance with the terms hereof.

       (8) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of C Relative Junior Securities, the Holders of the shares of Series C Preferred Stock shall, at their sole election, be entitled to receive $1 per share of Series C Preferred Stock (the "Series C Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Series C Preferred Stock, the Holders of the shares of Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2 Preferred Stock and the Holders of the shares of Series D Preferred Stock shall be insufficient to pay in full the aggregate of the Series C Liquidation Preference, the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series A-2 Liquidation Preference and the Series D Liquidation Preference, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series C Preferred Stock, the Holders of the shares of Series A Preferred Stock, the Holders of shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2 Preferred Stock and the Holders of the shares of Series D Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock, the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series D Preferred Stock if all amounts payable thereon were paid in full.

       (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the Series C Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock and Series D Preferred Stock, as provided in this paragraph E(3), any other series or class or classes of C Relative Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series C Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series D Preferred Stock shall not be entitled to share therein.

       (c) If an Event of Default occurs and is continuing, then and in every such case the Holders of a majority of the outstanding shares of Series C Preferred Stock have the right upon written notice delivered to the Corporation to cause the Series C Liquidation Preference for each share of Series C Preferred Stock to be paid to the Holder of each such share of Series C Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution. The right to accelerate the Series C Preferred Stock provided by the foregoing sentence shall be in addition to other remedies available to the Holders, whether in law or at equity.

       (9) Conversion. (a)(i) A Holder of shares of Series C Preferred Stock shall have the right at any time and from time to time, at the option of the Holder, subject to and upon compliance with the provisions of this paragraph E(4), to convert any or all outstanding shares of Series C Preferred Stock held by such Holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such conversion to be made in the manner provided in this paragraph E(4). The number of shares of Common Stock deliverable upon conversion of each share of Series C Preferred Stock shall be equal to $1 divided by $6.15 ($6.15 as adjusted as provided herein shall be the "Series C Conversion Price" and such quotient being the "Series C Conversion Rate") (calculated as to each conversion to the nearest 1/100th of a share of Common Stock). The Series C Conversion Price and Series C Conversion Rate is subject to adjustment from time to time pursuant to this paragraph E(4). Upon conversion of any share of Series C Preferred Stock, the Holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

      (ii) In order to exercise the conversion rights accorded in paragraph E(4)(a)(i), the Holder of a share or shares Series C Preferred Stock shall surrender to the Corporation the certificate or certificates evidencing the share or shares of Series C Preferred Stock to be converted, duly endorsed or assigned to the Corporation or in blank, accompanied by a completed and signed written notice of election to convert, specifying the number of shares of Series C Preferred Stock to be converted, together with the name or names, if other than the Holder (subject to the terms of the Warrant Agreement), in which the shares of Common Stock should be issued upon conversion and to whom any cash in lieu of fractional shares shall be paid. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date.

      (iii) As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day preceding the Conversion Date). Upon conversion of only a portion of the shares of Series C Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the Holder thereof. Upon the surrender of certificates representing shares of Series C Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts pursuant to this paragraph E(4).

       (b) (i) Unless already converted, each share of Series C Preferred Stock then outstanding shall be converted into the number of fully-paid and non-assessable shares of Common Stock into which such share of Series C Preferred Stock is then convertible as determined in accordance with paragraph E(4)(a)(i) hereof, automatically and without further action, immediately upon the consummation by the Corporation of a Public Offering and contemporaneously therewith the Holders of shares of Series C Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such Holder's shares of Series C Preferred Stock were converted.

      (ii) Following the conversion of the outstanding shares of Series C Preferred Stock pursuant to paragraph E(4)(b)(i) hereof, the holders of such converted shares shall surrender the certificates formerly representing such shares to the Corporation or any transfer agent for the Common Stock. Thereupon, the Corporation shall, or shall cause its transfer agent, to issue and promptly deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day of such conversion).

       (c) If appropriate or if the certificate or certificates evidencing the converted shares of Series C Preferred Stock were so legended or if required by the terms of the Stockholders' Agreement, shares of Common Stock delivered upon any conversion of shares of Series C Preferred Stock shall bear a restrictive legend as set forth in the Stockholders' Agreement and shall be subject to the restrictions on transfer referenced in such legend and in the Stockholders' Agreement.

       (d) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock to the Holder on conversion of shares of Series C Preferred Stock.

       (e) In case:

              (i) the Corporation shall authorize any transaction that would require an adjustment to the Series C Conversion Rate; or

              (ii) the Corporation shall authorize any Fundamental Change; or

              (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the Holders, at their last known addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days (or, in the case of a transaction referred to in clauses (ii), (iv) or (v) of paragraph E(4)(f), 10 days) prior to the applicable record, expiration, issuance or consummation date hereinafter specified, a notice stating (x) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution, (y) the date of expiration of the applicable tender or exchange offer or (z) the date on which the applicable Fundamental Change (other than a tender or exchange offer), if any, is expected to be consummated, as the case may be (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (f) The Series C Conversion Rate shall be adjusted from time to time as a result of the following adjustments to the Series C Conversion Price:

              (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock (other than any such dividend or other distribution of Stapled Securities), the Series C Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Series C Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares constituting such dividend or other distribution of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Series C Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Corporation, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Corporation shall issue rights or warrants (other than pursuant to a distribution of rights under a shareholder rights plan of the Corporation in customary form or a dividend reinvestment plan or a distribution of Stapled Securities) to all or substantially all holders of Common Stock (whether by dividend or in a merger or otherwise) entitling them, for a period of not more than 45 days from issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Series C Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Series C Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph E(4)(f)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Series C Conversion Price shall be readjusted at the time of such expiration to the Series C Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

              (iii) In case outstanding shares of Common Stock shall be subdivided (including by split) into a greater number of shares of Common Stock, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock (including by reverse split), the Series C Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately adjusted, in each case, so that the Holder of a share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive as a result of such combination or subdivision (without taking into account any other adjustment hereunder) the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any such subdivision or combination had such share of Series C Preferred Stock been converted immediately prior to the date upon which such subdivision or combination becomes effective. An adjustment made pursuant to this paragraph E(4)(f)(iii) shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any such event shall occur.

              (iv) In case the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer (other than an odd lot offer) involving consideration in excess of 100% of the Current Market Price for all or any portion of Common Stock, the Series C Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be adjusted by multiplying such Series C Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration. Such adjustment shall be made successively whenever any such event shall occur.

              (v) In case the Corporation shall, by dividend or otherwise, make a distribution referred to in clauses (i) or (iii) of this paragraph E(4)(f), each Holder of a share or shares of Series C Preferred Stock converting such Series C Preferred Stock subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Series C Conversion Price adjustment in respect of such distribution shall be entitled to receive in addition to the shares of Common Stock otherwise received upon conversion, on the date of the effectiveness of such Series C Conversion Price adjustment, such number of shares of Common Stock as are equal to (x) the number of shares of Common Stock such Holder would have received had he or she converted such shares of Series C Preferred Stock after the effectiveness of such Series C Conversion Price adjustment minus (y) the number of shares of Common Stock otherwise received by such Holder on the conversion of such shares of Series C Preferred Stock.

              (vi) Except when an adjustment of the Series C Conversion Price is required pursuant to paragraph E(4)(f)(ii) hereof, in case the Corporation shall issue securities which provide at any time a right to purchase, convert into or otherwise acquire Common

       Stock at a Diluted Price less than the Series C Conversion Price in effect from time to time, the Series C Conversion Price shall be adjusted by multiplying such Series C Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock which the aggregate amount of purchase price payable pursuant to the securities with the Diluted Price would purchase if the purchase price for such Common Stock were equal to the Series C Conversion Price in effect on the day the Diluted Price is determined and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock purchasable, convertible into or otherwise acquirable pursuant to the securities with the Diluted Price, such adjustment to become effective immediately after the opening of business on the day following the day the Diluted Price is determined. For purposes of this paragraph E(4)(f)(vi), the issuance of rights or warrants to subscribe for any securities described in the preceding sentence shall be deemed to be the issuance of securities described in such sentence; such adjustment shall be made successively whenever any such event shall occur.

              (vii) Subject to applicable regulatory approvals, the Corporation may make with the consent of the Holders such adjustments in the Series C Conversion Price and the Series C Conversion Rate, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              (viii) Whenever the Series C Conversion Rate and the Series C Conversion Price are adjusted as a result of or pursuant to the preceding paragraphs, the Corporation shall mail to the Holders a notice of the adjustment at least fifteen days prior to the date the adjusted Series C Conversion Rate and the Series C Conversion Price takes effect, and such notice shall state the adjusted Series C Conversion Rate and the Series C Conversion Price and the period each will be in effect.

              (ix) The Corporation may not engage in any transaction if, as a result thereof, the Series C Conversion Price would be reduced below the par value per share of the Common Stock.

               (x) No adjustment in the Series C Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series C Conversion Rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (xi) Whenever the Series C Conversion Price is adjusted as herein provided the Corporation shall promptly following such adjustment (and in no event later than 10 Business Days thereafter) compute the adjusted Series C Conversion Price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted Series C Conversion Price and resulting Series C Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the books of the Corporation and a copy thereof shall be delivered to the Holders.

              (xii) If any action would require adjustment of the Series C Conversion Price or the property into which shares of Series C Preferred Stock are convertible pursuant to more than one of the provisions described in this paragraph in a manner such that such adjustments are duplicative, only one adjustment shall be made.

       (g) Prior to a Separation Event with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares of Common Stock.

       (h) Each Holder of shares of Series C Preferred Stock who converts any shares of Series C Preferred Stock after a Separation Event with respect to any Stapled Securities shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, such additional shares of Common Stock as are equal to the Fair Market Value at the time of conversion of the rights to which such Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if such Holder had converted such shares of Series C Preferred Stock immediately before such Separation Event. Such adjustment shall be made successively whenever any such event shall occur.

       (i) In the event that the Corporation shall be a party to any Fundamental Change, then lawful provisions shall be made as part of the terms of such Fundamental Change whereby the Corporation or the Person formed by the applicable consolidation or resulting from the applicable merger or which acquires the applicable assets or the Corporation's shares, as the case may be, pursuant to such Fundamental Change, is required to assume the obligations hereunder, and such adjustments, including in the Series C Conversion Price and the Series C Conversion Rate, shall be made as are equitable so as to preserve to the Holder the rights and benefits inherent in the Series C Preferred Stock and so as to reflect the inability of the Holder to participate in any premium inherent in a Fundamental Change on the same basis as any holder of Common Stock. The Corporation further agrees that it will not be a party to or permit such Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive Fundamental Changes.

       (j) If the conversion rights of Holders of shares of Series C Preferred Stock shall be adjusted pursuant to any of the preceding three paragraphs, then the Corporation shall mail to the Holders of the Series C Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, within 5 Business Days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

       (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock not theretofore converted. For purposes of this paragraph E(4)(k) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

       (l) Fair Market Value shall be determined in good faith by the Board of Directors; provided, however, that the Holders of a majority of the shares of the Series C Preferred Stock may elect to have Fair Market Value determined by the Appraiser, such election to be in writing and delivered to the Corporation within 20 days after the Holders' receipt of the notice provided for in paragraph E(4)(e) hereof. The Appraiser shall be selected, as soon as practicable but no later than ten Business Days after the Holders elect to request a third party appraisal, by a designee of the Holders, a designee of the Corporation and a third party jointly selected by the designees of Holders and the Corporation. The Appraiser so selected shall determine the Fair Market Value as soon as practicable but not later than 30 days after its selection. The fees of the Appraiser shall be borne by the Corporation.

       (10) Voting Rights. Except as set forth in this paragraph E(5) and required by applicable law, the Holders of the issued and outstanding shares of the Series C Preferred Stock have no voting rights. For so long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not, except as specifically contemplated herein, without the affirmative consent or approval of Holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, given at a meeting called for such purposes or by written consent:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Corporation in any manner that would adversely affect the rights, preferences, powers and privileges of the Series C Preferred Stock, it being, understood that any amendment of the Certificate of Incorporation or Bylaws of the Corporation to increase the number of directors comprising the full Board of Directors or to afford any stockholder of the Corporation preemptive rights (or enter into any agreement granting such rights to a third party) shall be deemed to adversely affect the rights, preferences, powers and privileges of the Series C Preferred Stock.

              (ii) reclassify the shares of Common Stock or any class or series of capital stock of the Corporation hereafter created into any shares of any class or series of capital stock of the Corporation that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series C Preferred Stock;

              (iii) adopt an agreement relating to, or otherwise authorize consummation of, or consummate, a recapitalization, reorganization, merger, consolidation or similar business combination transaction involving the Corporation or a sale or other transfer of all or substantially all of the assets of the Corporation;

              (iv) except as set forth in paragraphs A(2), B(2), C(2), D(2) E(2) and F(2) hereof, declare or pay any dividend or make any distribution of assets on any series or class of capital stock of the Corporation whether in existence as of the date of adoption of the Certificate of Incorporation or hereafter created (other than pro-rata dividends of Common Stock on the Common Stock or stock splits); or

              (v) take any action, or refrain from taking any action, which could reasonably be expected to adversely affect the rights, preferences, powers and privileges of the Series C Preferred Stock.

F.     SERIES D CONVERTIBLE PREFERRED STOCK

       (1) Rank. The Series D Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding-up and dissolution, equal and on parity with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series C Preferred Stock and senior to D Relative Junior Securities.

       (2) Dividends and Distributions. (a) The Holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends,
 .12 additional shares of Series D Preferred Stock per annum per full share of Series D Preferred Stock issued and outstanding ("Series D Additional Shares"). Such dividends shall be payable on each Dividend Payment Date, and, if the date of the Public Offering shall be any day other than the day after a Dividend Payment Date, immediately prior to a Public Offering (in an amount equal to the number of Series D Additional Shares that would payable on the next Dividend Payment Date multiplied by a fraction the numerator of which shall be the number of days elapsed since the preceding Dividend Payment Date and the denominator of which shall be 365). Dividends on the Series D Preferred Stock shall be cumulative from the Issue Date (except that dividends on Series D Additional Shares shall accrue from the date such Series D Additional Shares are issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared). Such dividends shall be payable to the Holders of record of shares of the Series D Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividends. Upon the declaration of such dividends (other than dividends payable immediately prior to a Public Offering), the Board of Directors shall fix the relevant Dividend Payment Date as the record date for such dividend.

       (b) So long as any shares of the Series D Preferred Stock are outstanding, no dividends (other than Series A Additional Shares, Series A-1 Additional Shares, Series A-2 Additional Shares, Series B Additional Shares, Series C Additional Shares and dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, D Relative Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon D Relative Junior Securities, nor shall any D Relative Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for D Relative Junior Securities).

       (c) The Holders of the Series D Preferred Stock shall be entitled to receive other dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, in a sum sufficient for the payment of, the dividend or distribution such Holder would have been entitled to receive if such Holder had converted its shares of Series D Preferred Stock immediately prior to the declaration of any dividend or distribution on any class or series of capital stock of the Corporation, as the case may be, on all of the then outstanding shares of Series D Preferred Stock prior to the payment of any dividend or distribution on any D Relative Junior Securities (any such declaration being subject to the approval of the Holders of the Series D Preferred Stock as provided in paragraph F(5) hereof); provided, that with respect to dividends or distributions payable in shares of Common Stock, the Holders of Series D Preferred Stock shall not be entitled to such dividends or distribution, but the Series D Conversion Rate shall be adjusted following such dividend or distribution in accordance with the terms hereof.

       (3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of D Relative Junior Securities, the Holders of the shares of Series D Preferred Stock shall, at their sole election, be entitled to receive $1 per share of Series D Preferred Stock (the "Series D Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders of the shares of Series D Preferred Stock, the Holders of the shares of Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2 Preferred Stock and the Holders of shares of Series C Preferred Stock shall be insufficient to pay in full the aggregate of the Series D Liquidation Preference, the Series A Liquidation Preference, the Series A-1 Liquidation Preference, the Series A-2 Liquidation Preference and the Series C Liquidation Preference, then such assets, or the proceeds thereof, shall be distributed among the Holders of shares of Series D Preferred Stock, the Holders of the shares of Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2 Preferred Stock and the Holders of shares of Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series D Preferred Stock, the Holders of the shares of Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2 Preferred Stock and the Holders of shares of Series C Preferred Stock if all amounts payable thereon were paid in full.

       (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the Series D Preferred Stock, the Holders of the shares of Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2 Preferred Stock and the Holders of shares of Series C Preferred Stock as provided in this paragraph F(3), any other series or class or classes of D Relative Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series D Preferred Stock the Holders of the shares of Series A Preferred Stock, the Holders of the shares of Series A-1 Preferred Stock, the Holders of the shares of Series A-2

Preferred Stock and the Holders of shares of Series C Preferred Stock shall not be entitled to share therein.

       (c) If an Event of Default occurs and is continuing, then and in every such case the Holders of a majority of the outstanding shares of Series D Preferred Stock have the right upon written notice delivered to the Corporation to cause the Series D Liquidation Preference for each share of Series D Preferred Stock to be paid to Holder of each such share of Series D Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution. The right to accelerate the Series D Preferred Stock provided by the foregoing sentence shall be in addition to other remedies available to the Holders, whether in law or at equity.

       (4) Conversion. (a)(i) A Holder of shares of Series D Preferred Stock shall have the right at any time and from time to time, at the option of the Holder, subject to and upon compliance with the provisions of this paragraph F(4), to convert any or all outstanding shares of Series D Preferred Stock held by such Holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such conversion to be made in the manner provided in this paragraph F(4). The number of shares of Common Stock deliverable upon conversion of each share of Series D Preferred Stock shall be equal to $1 divided by $6.15 ($6.15 as adjusted as provided herein shall be the "Series D Conversion Price" and such quotient being the "Series D Conversion Rate") (calculated as to each conversion to the nearest 1/100th of a share of Common Stock). The Series D Conversion Price and Series D Conversion Rate is subject to adjustment from time to time pursuant to this paragraph F(4). Upon conversion of any share of Series D Preferred Stock, the Holder thereof shall continue to be entitled to receive from the Corporation any accrued but unpaid dividends thereon.

      (ii) In order to exercise the conversion rights accorded in paragraph F(4)(a)(i), the Holder of a share or shares Series D Preferred Stock shall surrender to the Corporation the certificate or certificates evidencing the share or shares of Series D Preferred Stock to be converted, duly endorsed or assigned to the Corporation or in blank, accompanied by a completed and signed written notice of election to convert, specifying the number of shares of Series D Preferred Stock to be converted, together with the name or names, if other than the Holder (subject to the terms of the Debt Conversion Letter), in which the shares of Common Stock should be issued upon conversion and to whom any cash in lieu of fractional shares shall be paid. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date.

      (iii) As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day preceding the Conversion Date). Upon conversion of only a portion of the shares of Series D Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the Holder thereof. Upon the surrender of certificates representing shares of Series D Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts pursuant to this paragraph F(4).

       (b) (i) Unless already converted, each share of Series D Preferred Stock then outstanding shall be converted into the number of fully-paid and non-assessable shares of Common Stock into which such share of Series D Preferred Stock is then convertible as determined in accordance with paragraph F(4)(a)(i) hereof, automatically and without further action, immediately upon the consummation by the Corporation of a Public Offering and contemporaneously therewith the Holders of shares of Series D Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such Holder's shares of Series C Preferred Stock were converted.

      (ii) Following the conversion of the outstanding shares of Series D Preferred Stock pursuant to paragraph F(4)(b)(i) hereof, the holders of such converted shares shall surrender the certificates formerly representing such shares to the Corporation or any transfer agent for the Common Stock. Thereupon, the Corporation shall, or shall cause its transfer agent, to issue and promptly deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the holder or, upon the holder's written order, to the Person or Persons entitled to receive the same (such cash payment will be based upon the Closing Price of the Common Stock on the day of such conversion).

       (c) If appropriate or if the certificate or certificates evidencing the converted shares of Series D Preferred Stock were so legended or if required by the terms of the Stockholders' Agreement, shares of Common Stock delivered upon any conversion of shares of Series D Preferred Stock shall bear a restrictive legend as set forth in the Stockholders' Agreement and shall be subject to the restrictions on transfer referenced in such legend and in the Stockholders' Agreement.

       (d) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock to the Holder on conversion of shares of Series D Preferred Stock.

       (e) In case:

              (i) the Corporation shall authorize any transaction that would require an adjustment to the Series D Conversion Rate; or

              (ii) the Corporation shall authorize any Fundamental Change; or

              (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the Holders, at their last known addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days (or, in the case of a transaction referred to in clauses (ii), (iv) or (v) of paragraph F(4)(f), 10 days) prior to the applicable record, expiration, issuance or consummation date hereinafter specified, a notice stating (x) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution, (y) the date of expiration of the applicable tender or exchange offer or (z) the date on which the applicable Fundamental Change (other than a tender or exchange offer), if any, is expected to be consummated, as the case may be (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (f) The Series D Conversion Rate shall be adjusted from time to time as a result of the following adjustments to the Series D Conversion Price:

              (i) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock (other than any such dividend or other distribution of Stapled Securities), the Series D Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Series D Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares constituting such dividend or other distribution of Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Series D Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Corporation, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Corporation shall issue rights or warrants (other than pursuant to a distribution of rights under a shareholder rights plan of the Corporation in customary form or a dividend reinvestment plan or a distribution of Stapled Securities) to all or substantially all holders of Common Stock (whether by dividend or in a merger or otherwise) entitling them, for a period of not more than 45 days from issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Series D Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Series D Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph F(4)(f)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case any rights or warrants referred to in this paragraph in respect of which an adjustment shall have been made shall expire unexercised, the Series D Conversion Price shall be readjusted at the time of such expiration to the Series D Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

             (iii) In case outstanding shares of Common Stock shall be subdivided (including by split) into a greater number of shares of Common Stock, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock (including by reverse split), the Series D Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately adjusted, in each case, so that the Holder of a share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive as a result of such combination or subdivision (without taking into account any other adjustment hereunder) the number and kind of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any such subdivision or combination had such share of Series D Preferred Stock been converted immediately prior to the date upon which such subdivision or combination becomes effective. An adjustment made pursuant to this paragraph F(4)(f)(iii) shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any such event shall occur.

              (iv) In case the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer (other than an odd lot offer) involving consideration in excess of 100% of the Current Market Price for all or any portion of Common Stock, the Series D Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be adjusted by multiplying such Series D Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator shall be such Current Market Price of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration. Such adjustment shall be made successively whenever any such event shall occur.

              (v) In case the Corporation shall, by dividend or otherwise, make a distribution referred to in clauses (i) or (iii) of this paragraph F(4)(f), each Holder of a share or shares of Series D Preferred Stock converting such Series D Preferred Stock subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Series D Conversion Price adjustment in respect of such distribution shall be entitled to receive in addition to the shares of Common Stock otherwise received upon conversion, on the date of the effectiveness of such Series D Conversion Price adjustment, such number of shares of Common Stock as are equal to
       (x) the number of shares of Common Stock such Holder would have received had he or she converted such shares of Series D Preferred Stock after the effectiveness of such Series D Conversion Price adjustment minus (y) the number of shares of Common Stock otherwise received by such Holder on the conversion of such shares of Series D Preferred Stock.

            (vi) Except when an adjustment of the Series D Conversion Price is required pursuant to paragraph F(4)(f)(ii) hereof, in case the Corporation shall issue securities which provide at any time a right to purchase, convert into or otherwise acquire Common Stock at a Diluted Price less than the Series D Conversion Price in effect from time to time, the Series D Conversion Price shall be adjusted by multiplying such Series D Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock which the aggregate amount of purchase price payable pursuant to the securities with the Diluted Price would purchase if the purchase price for such Common Stock were equal to the Series D Conversion Price in effect on the day the Diluted Price is determined and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day the Diluted Price is determined plus the number of shares of Common Stock purchasable, convertible into or otherwise acquirable pursuant to the securities with the Diluted Price, such adjustment to become effective immediately after the opening of business on the day following the day the Diluted Price is determined. For purposes of this paragraph F(4)(f)(vi), the issuance of rights or warrants to subscribe for any securities described in the preceding sentence shall be deemed to be the issuance of securities described in such sentence; such adjustment shall be made successively whenever any such event shall occur.

            (vii) Subject to applicable regulatory approvals, the Corporation may make with the consent of the Holders such adjustments in the Series D Conversion Price and the Series D Conversion Rate, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            (viii) Whenever the Series D Conversion Rate and the Series D Conversion Price are adjusted as a result of or pursuant to the preceding paragraphs, the Corporation shall mail to the Holders a notice of the adjustment at least fifteen days prior to the date the adjusted Series D Conversion Rate and the Series D Conversion Price takes effect, and such notice shall state the adjusted Series D Conversion Rate and the Series D Conversion Price and the period each will be in effect.

            (ix) The Corporation may not engage in any transaction if, as a result thereof, the Series D Conversion Price would be reduced below the par value per share of the Common Stock.

              (x) No adjustment in the Series D Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series D Conversion Rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (xi) Whenever the Series D Conversion Price is adjusted as herein provided the Corporation shall promptly following such adjustment (and in no event later than 10 Business Days thereafter) compute the adjusted Series D Conversion Price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted Series D Conversion Price and resulting Series D Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed in the books of the Corporation and a copy thereof shall be delivered to the Holders.

             (xii) If any action would require adjustment of the Series D Conversion Price or the property into which shares of Series D Preferred Stock are convertible pursuant to more than one of the provisions described in this paragraph in a manner such that such adjustments are duplicative, only one adjustment shall be made.

       (g) Prior to a Separation Event with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares of Common Stock.

       (h) Each Holder of shares of Series D Preferred Stock who converts any shares of Series D Preferred Stock after a Separation Event with respect to any Stapled Securities shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, such additional shares of Common Stock as are equal to the Fair Market Value at the time of conversion of the rights to which such Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if such Holder had converted such shares of Series D Preferred Stock immediately before such Separation Event. Such adjustment shall be made successively whenever any such event shall occur.

       (i) In the event that the Corporation shall be a party to any Fundamental Change, then lawful provisions shall be made as part of the terms of such Fundamental Change whereby the Corporation or the Person formed by the applicable consolidation or resulting from the applicable merger or which acquires the applicable assets or the Corporation's shares, as the case may be, pursuant to such Fundamental Change, is required to assume the obligations hereunder, and such adjustments, including in the Series D Conversion Price and the Series D Conversion Rate, shall be made as are equitable so as to preserve to the Holder the rights and benefits inherent in the Series D Preferred Stock and so as to reflect the inability of the Holder to participate in any premium inherent in a Fundamental Change on the same basis as any holder of Common Stock. The Corporation further agrees that it will not be a party to or permit such Fundamental Change to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive Fundamental Changes.

       (j) If the conversion rights of Holders of shares of Series D Preferred Stock shall be adjusted pursuant to any of the preceding three paragraphs, then the Corporation shall mail to the Holders of the Series D Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, within 5 Business Days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

       (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock not theretofore converted. For purposes of this paragraph F(4)(k) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

       (l) Fair Market Value shall be determined in good faith by the Board of Directors; provided, however, that the Holders of a majority of the shares of the Series D Preferred Stock may elect to have Fair Market Value determined by the Appraiser, such election to be in writing and delivered to the Corporation within 20 days after the Holders' receipt of the notice provided for in paragraph F(4)(e) hereof. The Appraiser shall be selected, as soon as practicable but no later than ten Business Days after the Holders elect to request a third party appraisal, by a designee of the Holders, a designee of the Corporation and a third party jointly selected by the designees of Holders and the Corporation. The Appraiser so selected shall determine the Fair Market Value as soon as practicable but not later than 30 days after its selection. The fees of the Appraiser shall be borne by the Corporation.

       (5) Voting Rights. Except as set forth in this paragraph F(5) and required by applicable law, the Holders of the issued and outstanding shares of the Series D Preferred Stock have no voting rights. For so long as any shares of the Series D Preferred Stock are outstanding, the Corporation shall not, except as specifically contemplated herein, without the affirmative consent or approval of Holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, given at a meeting called for such purposes or by written consent:

              (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Corporation in any manner that would adversely affect the rights, preferences, powers and privileges of the Series D Preferred Stock, it being, understood that any amendment of the Certificate of Incorporation or Bylaws of the Corporation to increase the number of directors comprising the full Board of Directors or to afford any stockholder of the Corporation preemptive rights (or enter into any agreement granting such rights to a third party) shall be deemed to adversely affect the rights, preferences, powers and privileges of the Series D Preferred Stock.

              (ii) reclassify the shares of Common Stock or any class or series of capital stock of the Corporation hereafter created into any shares of any class or series of capital stock of the Corporation that, with respect to liquidation preference or dividends, ranks senior to or on parity with the Series D Preferred Stock;

             (iii) adopt an agreement relating to, or otherwise authorize consummation of, or consummate, a recapitalization, reorganization, merger, consolidation or similar business combination transaction involving the Corporation or a sale or other transfer of all or substantially all of the assets of the Corporation;

              (iv) except as set forth in paragraphs A(2), b(2), C(2), D(2), E(2) and F(2)hereof, declare or pay any dividend or make any distribution of assets on any series or class of capital stock of the Corporation whether in existence as of the date of adoption of the Certificate of Incorporation or hereafter created (other than pro-rata dividends of Common Stock on the Common Stock or stock splits); or

              (v) take any action, or refrain from taking any action, which could reasonably be expected to adversely affect the rights, preferences, powers and privileges of the Series D Preferred Stock.

       G.     GENERAL PROVISIONS

       (1) The headings of the paragraphs, clauses and subclauses of this Annex A to the Certificate of Incorporation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

       (2) The shares of Convertible Preferred Stock shall bear the following legend:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS.

              TRANSFERS OF AND OTHER TRANSACTIONS IN THE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF APRIL 10, 2000 BY AND AMONG THE ISSUER, SPACENET INC., MICROSOFT G-HOLDINGS, INC., ECHOSTAR COMMUNICATIONS CORPORATION, FURMAN SELZ INVESTORS II L.P., FS EMPLOYEE INVESTORS LLC, FS PARALLEL FUND L.P. AND GILAT SATELLITE NETWORKS LTD. (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE ISSUER.

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

       (3) The Corporation will maintain in the United States an office or agency where certificates evidencing the Convertible Preferred Stock may be presented or surrendered for registration of transfer or exchange, or for conversion, and where notices and demands to or upon the Corporation in respect of the Convertible Preferred Stock may be served. On the date hereof, such office is maintained care of Spacenet Inc., 1750 Old Meadow Road, McLean, Virginia 22102. The Corporation shall provide for the registration and transfer of certificates evidencing the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock on the stock transfer books of the Corporation at such office.

       (4) The Holder of a certificate evidencing shares of Convertible Preferred Stock may, at its option but subject to the restrictions on transfer contained in the Stockholders' Agreement, surrender the same for registration of transfer at such office and the Corporation shall execute and deliver, in the name of the designated transferee, one or more new certificates evidencing shares of Convertible Preferred Stock. Every certificate evidencing shares of Convertible Preferred Stock presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed, by the Holder thereof or his attorney duly authorized in writing.


                                      A-64